                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              Northeast Utilities
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                               Theresa H. Allsop
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X]  $-0- per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

        ------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

        ------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

        ------------------------------------------------------------------------

     (3) Filing party:

        ------------------------------------------------------------------------

     (4) Date filed:

        ------------------------------------------------------------------------

---------------

  (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                           [NORTHEAST UTILITIES LOGO]

--------------------------------------------------------------------------------
                      1998 ANNUAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------

Dear Shareholder:

     It is my pleasure to invite you to attend the 1998 Annual Meeting of Shareholders of Northeast Utilities. The meeting will be held on Tuesday, May 12, 1998, at 10:30 a.m., at the Wayfarer Inn, Bedford, New Hampshire (directions are on reverse side).

     Information concerning the matters to be acted upon at the meeting is provided in the accompanying Notice of Annual Meeting and Proxy Statement. In addition, our meeting agenda will include a discussion of the operations of Northeast Utilities system companies and a question and answer period.

     Whether or not you plan to attend the meeting, it is important that you complete, date, sign and return your proxy in the enclosed envelope as soon as possible. This will ensure that your shares will be represented at the meeting in accordance with your wishes.

                                            Very truly yours,

                                            /s/ MICHAEL G. MORRIS

                                            Michael G. Morris
                                            Chairman of the Board, President and
                                            Chief Executive Officer

March 31, 1998

                                  WAYFARER INN
                              121 SOUTH RIVER ROAD
                             BEDFORD, NEW HAMPSHIRE
                                 (603) 622-3766

FROM HARTFORD:

     Take I-84 East to Sturbridge, Massachusetts and the Massachusetts Turnpike (I-90). Take the Turnpike East 10 miles to Exit 10, I-290. Take I-290 East through Worcester, Massachusetts to I-495. Take I-495 North to Route 3 (Everett Turnpike) in Lowell, Massachusetts. Take Route 3/Everett Turnpike and travel North for approximately 50 minutes. Take Route 101 W/Bedford Exit (2nd exit after toll booth). Take Route 3 Exit. Stay straight at bottom of ramp. Bear left after entering Macy's parking lot. (Approximately 2 1/2 hours).

FROM NEW YORK CITY:

     Take I-95 North to New Haven, Connecticut. In New Haven, exit onto I-91 North. Follow I-91 to Hartford and then take Exit 29 (North Routes 5 and 15 to I-84 East) onto I-84 East. Once on I-84, follow directions from Hartford, above. (Approximately 5 hours).

FROM BOSTON:

     Take I-93 North toward Manchester. Bear left at fork onto I-293, which also becomes Route 101 West. Stay on Route 101 West and take Route 3/Bedford Exit. Stay straight at bottom of ramp. Bear left after entering Macy's parking lot. (Approximately 1 hour).

FROM MAINE:

     Take I-95 South to Route 101 West. Travel approximately 50 minutes on Route 101 West and take Route 3/Bedford Exit. Stay straight at bottom of ramp. Bear left after entering Macy's parking lot. (Approximately 2 hours from Portland, Maine).

FROM BURLINGTON, VERMONT AND POINTS NORTH:

     Take I-89 to I-93 South to the Hooksett toll booth. Take a left at fork and continue South on I-293 for approximately 10 minutes. Take Route 3/Bedford Exit and take next immediate exit (Route 3). Stay straight at bottom of ramp. Bear left after entering Macy's parking lot. (Approximately 3 1/2 hours).

FROM ALBANY, NEW YORK AND BRATTLEBORO, VERMONT:

     Take Route 9 East to Route 101, Keene, New Hampshire. Follow Route 101 East for approximately 40 miles. Take Route 3/Bedford Exit and turn left at end of ramp. Take a left at traffic light. Take a right at next light into Macy's parking lot. Bear left after entering Macy's parking lot. (Approximately 3 hours).

FROM MANCHESTER AIRPORT:

     As you are leaving the airport complex, take a right onto Brown Avenue. Turn left onto I-93/101 West. Take Route 3/Bedford Exit, stay straight at bottom of ramp into Macy's parking lot. Turn left to the Wayfarer Inn. (Approximately 15 minutes).

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 12, 1998

To the Shareholders of Northeast Utilities:

     The Annual Meeting of Shareholders of Northeast Utilities will be held on Tuesday, May 12, 1998, at 10:30 a.m., at the Wayfarer Inn, Bedford, New Hampshire, for the following purposes:

     1.  To fix the number of Trustees at nine;

     2.  To elect nine Trustees for the ensuing year;

     3.  To approve the Employee Share Purchase Plan;

     4.  To approve the Incentive Plan;

     5. To ratify the selection of Arthur Andersen LLP as independent auditors for 1998; and

     6. To transact any other business that may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on March 13, 1998 are entitled to receive notice of and to vote at the meeting or any adjournment thereof. You are cordially invited to be present at the meeting and to vote. Whether or not you plan to attend the meeting, please complete, date and sign the enclosed form of proxy and return it in the envelope enclosed for that purpose.

                                             By order of the Board of Trustees,

                                                   [/s/ ROBERT P. WAX]
107 Selden Street                                      Robert P. Wax
Berlin, Connecticut                                      Secretary


Mailing Address:
  Post Office Box 270
  Hartford, Connecticut 06141-0270

March 31, 1998
--------------------------------------------------------------------------------

                                   IMPORTANT

     SHAREHOLDERS CAN HELP AVOID THE NECESSITY AND EXPENSE OF FOLLOW-UP LETTERS TO ENSURE THAT A QUORUM IS PRESENT AT THE ANNUAL MEETING BY PROMPTLY RETURNING THE ENCLOSED PROXY. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE, IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                                PROXY STATEMENT

     The accompanying proxy is solicited on behalf of the Board of Trustees of Northeast Utilities for use at the Annual Meeting of Shareholders to be held on May 12, 1998, and at any adjournment thereof.

     Please read this proxy statement and fill in, date, sign and return the enclosed form of proxy. The proxy may be revoked at any time before it is voted by filing a letter with the Secretary of Northeast Utilities or by a duly executed proxy bearing a later date. Properly executed proxies not revoked will be voted according to their terms.

     Only holders of common shares of record at the close of business on March 13, 1998 (the record date) are entitled to receive notice of and to vote at the meeting or any adjournment thereof. On that date, there were 136,857,443 common shares outstanding. Each such share is entitled to one vote on each matter to be voted on at the Annual Meeting of Shareholders.

     The principal office of Northeast Utilities is located at 174 Brush Hill Avenue, West Springfield, Massachusetts. The general offices of Northeast Utilities and its subsidiaries are located at 107 Selden Street, Berlin, Connecticut (mailing address: Post Office Box 270, Hartford, Connecticut 06141-0270). This proxy statement and the accompanying form of proxy are being mailed to shareholders commencing March 31, 1998.

                             1.  NUMBER OF TRUSTEES

                             2.  ELECTION OF TRUSTEES

     Unless a shareholder specifies otherwise, the enclosed proxy will be voted to fix the number of Trustees for the ensuing year at nine and to elect the nine nominees named on pages 2-4 as Trustees to serve until the next Annual Meeting and until their successors have been elected and shall have qualified. Dr. Norman C. Rasmussen (Professor of Nuclear Engineering, Emeritus, Massachusetts Institute of Technology), who was first elected a Trustee by shareholders in 1977, resigned as a Trustee of Northeast Utilities, effective October 14, 1997 due to health reasons. Mr. John F. Curley (a private investor) who was first elected a Trustee by shareholders in 1997, has informed the Board that he does not wish to stand for re-election because he has moved to a different part of the United States. Mr. Bernard M. Fox resigned as Chairman of the Board, President and Chief Executive Officer and a Trustee of Northeast Utilities, effective August 19, 1997, and retired on September 1, 1997. Mr. Michael G. Morris, a nominee who has not been previously elected a Trustee by shareholders, was so elected by the Board of Trustees on August 19, 1997, in accordance with its rights and responsibilities under the Declaration of Trust of Northeast Utilities, to fill the vacancy resulting from Mr. Fox's resignation.

     If one or more of the nominees should become unavailable for election, the proxy may be voted for a substitute person or persons. However, there is no reason to anticipate that any of the nominees will not be available.

     Set forth below is each nominee's name, age, date first elected as a Trustee, and a brief summary of the nominee's business experience during the past five years.

     An affirmative vote of a majority of the common shares outstanding as of the record date will be required to fix the number of Trustees at nine and to elect the nine nominees named below.

         THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE TO FIX
  THE NUMBER OF TRUSTEES AT NINE AND FOR ELECTION OF THE NINE NOMINEES LISTED
                                     BELOW.

                           COTTON MATHER CLEVELAND
[PHOTO OF COTTON MATHER    (45 YEARS) 1992
CLEVELAND]                 President of Mather Associates, New London, New Hampshire (a
                           firm specializing in human resources and organizational
                           development). Ms. Cleveland is also Executive Director of
                           Leadership New Hampshire. She was formerly Co-Chair of the
                           Governor's Commission on New Hampshire in the 21st Century.
                           Ms. Cleveland has served on the University System of New
                           Hampshire Board of Trustees as Chair, Vice Chair and member.
                           She was an Incorporator for the New Hampshire Charitable
                           Foundation and is currently an Incorporator for The
                           Montshire Museum and for the Upper Valley Community
                           Foundation.
                           WILLIAM F. CONWAY
[PHOTO OF WILLIAM F.       (67 YEARS) 1997
CONWAY]                    President of William F. Conway & Associates, Inc.,
                           Scottsdale, Arizona (a management consulting firm to the
                           nuclear power industry). From 1989 to 1994 (retired July,
                           1994), Mr. Conway was Executive Vice President-Nuclear of
                           Arizona Public Service Company, Phoenix, Arizona. Prior to
                           that, he was Senior Vice President of Nuclear Operations at
                           Florida Power & Light Company, Juno Beach, Florida. He is a
                           member of the American Nuclear Society. He served on the
                           Board of Directors of the Nuclear Utilities Management and
                           Resources Council and its Issues Management Committee. He
                           has also served on the Research Advisory Committee of the
                           Electric Power Research Institute and served as Chairman of its Nuclear Power Division Advisory Committee. A former
                           Chairman of the ABB Combustion Engineering Owners Group
                           Executive Committee, Mr. Conway currently serves on its
                           Advanced Light Water Reactor Executive Advisory Committee.
                           Having been a member of the Institute of Nuclear Power
                           Operations (INPO) Board of Directors, he currently serves on
                           INPO's Advisory Council and is a member of the Accrediting
                           Board of its National Academy for Nuclear Training. Mr.
                           Conway is a Director of First Energy Corporation and is
                           Chairman of its Nuclear Committee. He also serves on the
                           Nuclear Safety Review Board at several nuclear facilities.

                         E. GAIL DE PLANQUE
[PHOTO OF E. GAIL DE     (53 YEARS) 1995
PLANQUE]                 From 1991 to 1995, Dr. de Planque was a Commissioner
                         with the United States Nuclear Regulatory Commission.
                         In 1967, Dr. de Planque joined the Health and Safety
                         Laboratory of the United States Atomic Energy
                         Commission. She served at the Laboratory, now known as
                         the Environmental Measurements Laboratory, until
                         December, 1991, as Deputy Director beginning in 1982
                         and as Director in 1987. She is a Fellow and past
                         President of the American Nuclear Society, a member of
                         the National Academy of Engineering and the National
                         Council on Radiation Protection and Measurements,
                         Secretary of the International Nuclear Academy and a
                         Director of British Nuclear Fuels, Inc. She is a member
                         of the Texas Utilities Company's Electric Operations
                         Review Committee; the External Advisory Committee,
                         Amarillo National Resource Center for Plutonium; the
                         visiting Committee for the Department of Nuclear
                         Engineering, Massachusetts Institute of Technology; and
                         a consultant to the United Nation's International
                         Atomic Energy Agency.

                         ELIZABETH T. KENNAN
[PHOTO OF ELIZABETH T.   (60 YEARS) 1980
KENNAN]                  President Emeritus of Mount Holyoke College, South
                         Hadley, Massachusetts. Previously President of Mount
                         Holyoke College. Mrs. Kennan is a Director of Kentucky
                         Home Mutual Insurance, Bell Atlantic, The Putnam Funds
                         and Talbots. She is a member of the Folger Shakespeare
                         Library Committee and a Director of the Council on
                         Library Resources.


                         MICHAEL G. MORRIS
[PHOTO OF MICHAEL G.     (51 YEARS) 1997
MORRIS]                  Chairman of the Board, President and Chief Executive
                         Officer of Northeast Utilities and Chairman, Chief
                         Executive Officer and a Director of its principal
                         subsidiaries. Mr. Morris is also a Director of
                         Connecticut Yankee Atomic Power Company. From 1994 to
                         1997, Mr. Morris was President and Chief Executive
                         Officer of Consumers Energy Company, Dearborn,
                         Michigan. Prior to that, he was Executive Vice
                         President and Chief Operating Officer of Consumers
                         Energy Company.

                         WILLIAM J. PAPE II
[PHOTO OF WILLIAM J.     (66 YEARS) 1974
PAPE II]                 Publisher, Waterbury Republican-American, Waterbury,
                         Connecticut (newspaper). Mr. Pape is President and
                         Treasurer of American-Republican, Inc. He is a Director
                         of Platt Bros. & Co. and Paper Delivery, Inc. He is a
                         Trustee of the Connecticut Policy and Economic Council,
                         Inc. and the Waterbury Y.M.C.A.

                           ROBERT E. PATRICELLI
[PHOTO OF ROBERT E.        (58 YEARS) 1993
PATRICELLI]                Chairman, President and Chief Executive Officer of Women's
                           Health USA, Inc., Avon, Connecticut (provides women's health care services). From 1987 to 1997, he was Chairman,
                           President and Chief Executive Officer of Value Health, Inc.,
                           Avon, Connecticut. Previously Executive Vice President of
                           CIGNA Corporation and President of CIGNA's Affiliated
                           Businesses Group. Mr. Patricelli has held various positions in the federal government, including White House Fellow in
                           1965; counsel to a United States Senate Subcommittee; Deputy
                           Undersecretary of the Department of Health, Education and
                           Welfare; and Administrator of the United States Urban Mass
                           Transportation Administration. He is a Director of Hartford
                           Life, Inc., Curagen Corporation, the Connecticut Business &
                           Industry Association, The Bushnell and Wesleyan University.
                           JOHN F. SWOPE
[PHOTO OF JOHN F.          (59 YEARS) 1992
SWOPE]                     From 1995 to 1997, he was of counsel to the law firm of
                           Sheehan Phinney Bass + Green, Professional Association,
                           Manchester, New Hampshire. Previously President of Chubb
                           Life Insurance Company of America, Concord, New Hampshire
                           (retired December, 1994). He is a Director of the Public
                           Broadcasting Service and New Hampshire Public Television and
                           the New Hampshire Business Committee for the Arts. Mr. Swope
                           is Vice Chairman of The Currier Gallery of Art and a Trustee
                           of Tabor Academy and the New England Foundation for The
                           Arts.
                           JOHN F. TURNER
[PHOTO OF JOHN F.          (55 YEARS) 1995
TURNER]                    President and Chief Executive Officer of The Conservation
                           Fund, Arlington, Virginia (a national nonprofit organization dedicated to land and water conservation and economic
                           development). From 1989 to 1993, Mr. Turner was Director of the United States Fish & Wildlife Service in the United
                           States Department of the Interior. He has also served as
                           President of the Wyoming State Senate. A former Chairman of the Board of Directors of the Bank of Jackson Hole, Mr.
                           Turner continues as a partner in the family ranch business in Wyoming. He is assisting schools of natural resources at the University of Wyoming, University of Michigan and Yale
                           University with wildlife and land use projects. He is a
                           member of the National Coal Council and a Director of Land
                           Trust Alliance and National Wildlife Refuge Association.

                    COMMITTEE COMPOSITION AND RESPONSIBILITY

     The Board of Trustees of Northeast Utilities has Audit, Compensation, Corporate Affairs, Corporate Governance, Executive, Finance and Nuclear Committees. The Board of Trustees does not have a Nominating Committee.

     The Audit Committee meets independently with the internal and independent auditors of Northeast Utilities and its subsidiaries to review the auditors' activities, procedures and recommendations. Following each meeting, the Committee reports to the full Board. The Committee recommends annually the appointment of Northeast Utilities' independent auditors for the coming year. The Audit Committee met four times in 1997. The members of the Committee are Messrs. Swope (Chairman), Conway and Turner and Mmes. de Planque and Kennan, none of whom is an employee of Northeast Utilities or its subsidiaries.

     The Compensation Committee (previously called the Committee on Organization, Compensation and Board Affairs) reviews and adjusts, as appropriate, the compensation policies of Northeast Utilities and its subsidiaries. Following each meeting, the Committee reports to the full Board. The Compensation Committee met nine times in 1997. The members of the Committee are Messrs. Patricelli (Chairman), Curley and Pape and Mmes. Cleveland and Kennan, none of whom is an employee of Northeast Utilities or its subsidiaries. A report from this Committee with respect to executive compensation is included in this proxy statement.

     The Corporate Affairs Committee reviews the policies and practices of Northeast Utilities and its subsidiaries that have broad social or community significance. Following each meeting, the Committee reports to the full Board. The Corporate Affairs Committee met four times in 1997. The members of the Committee are Messrs. Turner (Chairman), Pape and Swope and Ms. Cleveland, none of whom is an employee of Northeast Utilities or its subsidiaries.

     The Corporate Governance Committee (formed in January, 1998) implements and oversees the corporate therapeutics provisions that were adopted by the Board as part of the settlement of shareholder derivative lawsuits described on page 31 of this proxy statement. Functions of the Committee include recommending criteria to the Board for Trustee candidates, selecting new Trustees, recommending Trustee committee assignments, establishing and implementing an evaluation process for the Chief Executive Officer in conjunction with the Compensation Committee, establishing and implementing an evaluation process for the Board and recommending a succession plan to the Board for the Chief Executive Officer. Following each meeting, the Committee will report to the full Board. The members of the Committee are Mmes. Kennan (Chairman) and Cleveland and Mr. Turner, none of whom is an employee of Northeast Utilities or its subsidiaries.

     The Executive Committee is empowered to exercise all the authority of the Board, subject to certain limitations set forth in Northeast Utilities' Declaration of Trust, during the intervals between meetings of the Board. The Executive Committee did not meet in 1997. The members of the Executive Committee are Messrs. Morris (Chairman) and Swope and Mmes. de Planque and Kennan. Other than Mr. Morris, no Committee member is an employee of Northeast Utilities or its subsidiaries.

     The Finance Committee assists the Board in fulfilling its fiduciary responsibilities relating to financial plans, policies and programs for Northeast Utilities and its subsidiaries. Following each meeting, the Committee reports to the full Board. The Finance Committee met two times in 1997. The members of the Finance Committee are Messrs. Curley (Chairman), Morris and Patricelli and Mrs. Kennan. Other than Mr. Morris, no Committee member is an employee of Northeast Utilities or its subsidiaries.

     The Nuclear Committee provides the Board with an independent basis for overseeing the safety and effectiveness of the nuclear program of the Northeast Utilities system. More recently, specific attention has been given to oversight of the recovery of the three Millstone units, which were placed on the Nuclear Regulatory Commission's (NRC) "watch list" in January, 1996; management's attention to nuclear safety; progress in resolving issues with the NRC, the Institute of Nuclear Power Operations and other independent evaluations of nuclear operations; and progress in resolving employee and community concerns. With the exception of meetings held by conference telephone, following each meeting the Committee reports to the full Board. The Nuclear Committee met twenty-five times in 1997. The members of the Committee are Mmes. de Planque (Chairman) and Cleveland and Messrs. Conway, Pape and Turner, none of whom is an employee of Northeast Utilities or its subsidiaries.

     In 1997, the Board of Trustees held fourteen meetings and committees of the Board held a total of forty-four meetings. All of the nominees for Trustee attended 75 percent or more of the aggregate number of meetings of the Board and the Committees of which they were members.

                             COMMON STOCK OWNERSHIP
                          OF CERTAIN BENEFICIAL OWNERS

     The following table provides information with respect to persons who are known to Northeast Utilities to beneficially own more than five percent of the common shares of Northeast Utilities. Northeast Utilities has no other class of voting securities.

        NAME AND ADDRESS           AMOUNT AND NATURE OF   PERCENT OF
       OF BENEFICIAL OWNER         BENEFICIAL OWNERSHIP     CLASS
       -------------------         --------------------   ----------
Barrow, Hanley, Mewhinney &             11,386,168(1)      8.32%
  Strauss, Inc.
One McKinney Plaza
3232 McKinney Avenue, 15th Floor
Dallas, TX

The Prudential Insurance Company         9,164,212(2)      6.70%
  of America
751 Broad Street
Newark, NJ

------------
(1) According to a Schedule 13G dated February 12, 1998, Barrow, Hanley, Mewhinney & Strauss, Inc. holds 11,386,168 common shares of Northeast Utilities. According to the Schedule 13G, Barrow, Hanley, Mewhinney & Strauss, Inc. has sole voting power for 7,180,968 shares, shared voting power for 4,205,200 shares and sole dispositive power for 11,386,168 shares.

(2) According to a Schedule 13G dated February 10, 1998, The Prudential Insurance Company of America holds 9,164,212 common shares of Northeast Utilities. According to the Schedule 13G, The Prudential Insurance Company of America has sole voting power for 39,000 shares, shared voting power for 9,125,212 shares, sole dispositive power for 39,000 shares and shared dispositive power for 9,125,212 shares. The Prudential Insurance Company of America has stated that such shares were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of the issuer.

                             COMMON STOCK OWNERSHIP
                                 OF MANAGEMENT

     The following table provides information as of February 24, 1998, as to the beneficial ownership of the common shares of Northeast Utilities by each nominee for Trustee, each of the five highest paid executive officers of Northeast Utilities and its subsidiaries, and all nominees for Trustee and executive officers as a group. Unless otherwise noted, each nominee and executive officer has sole voting and investment power with respect to the listed shares.

                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

                                 DIRECTLY     DEFERRED     RESTRICTED    RESTRICTED STOCK    PERCENT OF
            NAME                  OWNED      SHARES(1)      STOCK(2)         UNITS(3)         CLASS(4)
            ----                 --------    ---------     ----------    ----------------    ----------
Cotton Mather Cleveland            2,193(5)    2,627
William F. Conway                  3,941
E. Gail de Planque                 1,281
John H. Forsgren                                              5,577           32,816
Elizabeth T. Kennan                3,116         375
Bruce D. Kenyon                    3,373                     41,615           26,840
Hugh C. MacKenzie                 12,573(6)                                   14,933
Michael G. Morris                  1,000(7)
William J. Pape II                 2,726(8)    1,730
Robert E. Patricelli               5,225
John F. Swope                      4,317
John F. Turner                       438(9)    4,026
Robert P. Wax                      4,746                                      10,212
All Trustees and Executive
  Officers as a group (16
  persons)                        55,060       8,758         47,192           94,174

---------------
(1) Receipt deferred under the Northeast Utilities Deferred Compensation Plan for Trustees (see Compensation of Trustees on page 9). The beneficial owner has no current voting or investment power except as provided in such plan.

(2) The beneficial owner has the right to vote but no right to dispose of restricted stock until the restrictions have lapsed.

(3) The beneficial owner has no right to vote or dispose of restricted stock units until the restrictions have lapsed.

(4) As of February 24, 1998, the nominees for Trustee and the executive officers of Northeast Utilities and its subsidiaries, as a group, beneficially owned less than one percent of the common shares outstanding.

(5) 1,416 of these shares are held in trust.

(6) Mr. MacKenzie shares voting and investment power with his wife for 1,584 of these shares.

(7) Mr. Morris shares voting and investment power with his wife for these shares.

(8) 500 of these shares are held in trust.

(9) Mr. Turner shares voting and investment power with his wife for these shares.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Trustees and certain officers of Northeast Utilities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC) and the New York Stock Exchange. Based on review of copies of such forms furnished to Northeast Utilities, or written representations that no Form 5 was required, Northeast Utilities believes that for the year ended December 31, 1997, all such reporting requirements were complied with in a timely manner.

                            COMPENSATION OF TRUSTEES

     During 1997, each Trustee who was not an employee of Northeast Utilities or its subsidiaries was compensated at an annual rate of $17,000 cash plus 250 common shares of Northeast Utilities, and received $900 for each meeting of the Board or its Committees attended. A non-employee Trustee who participates in a meeting of the Board or any of its Committees by conference telephone receives $675 per meeting. Also, a non-employee Trustee who is asked by either the Board of Trustees or the Chairman of the Board to perform extra services in the interest of the Northeast Utilities system may receive additional compensation of $1,000 per day plus necessary expenses. The Chairs of the Audit Committee, the Compensation Committee, the Corporate Affairs Committee, the Finance Committee and the Nuclear Committee were compensated at an additional annual rate of $3,500. The Chair of the Corporate Governance Committee will also be compensated at an additional annual rate of $3,500. In addition to the above compensation, Mrs. Kennan is paid at the annual rate of $30,000 for the extra services performed as Lead Trustee.

     Prior to the beginning of each calendar year, each non-employee Trustee may irrevocably elect to have all or any portion of the cash compensation paid in the form of common shares of Northeast Utilities. Pursuant to the Northeast Utilities Deferred Compensation Plan for Trustees, each Trustee may also irrevocably elect to defer receipt of some or all cash and/or share compensation.

     Under the terms of the Incentive Plan, further described on pages 23-29 of this proxy statement, non-employee Trustees will receive upon election to the Board of Trustees and annually thereafter, nonqualified options to purchase 2,500 common shares of Northeast Utilities. Receipt of shares acquired on exercise of options could be deferred pursuant to the terms of the Northeast Utilities Deferred Compensation Plan for Executives.

                             EXECUTIVE COMPENSATION

     The following tables present the cash and non-cash compensation received by the Chief Executive Officer and the next four highest paid executive officers of Northeast Utilities, and by a former chief executive officer and one former executive officer, in accordance with rules of the SEC. The compensation reported for 1997 includes grants of restricted stock units and stock appreciation rights (SARs) under the Stock Price Recovery Incentive Program, which for these officers took the place of participation in short and long-term incentive programs under the Executive Incentive Plan in 1996, 1997 and 1998, as discussed in the Report on Executive Compensation on pages 16-18 of this proxy statement. The "Securities Underlying Options/Stock Appreciation Rights" column in the Summary Compensation Table below lists the Northeast Utilities common shares for which options and stock appreciation rights were granted; the value of the options and stock appreciation rights as of the date of grant is given in the last column of the "Option/SAR Grants in Last Fiscal Year" table below.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM COMPENSATION
                                                                             ---------------------------------------
                                                ANNUAL COMPENSATION                    AWARDS               PAYOUTS
                                          --------------------------------   ---------------------------   ---------
                                                                                            SECURITIES       LONG
                                                                  OTHER      RESTRICTED     UNDERLYING       TERM
                                                                  ANNUAL        STOCK      OPTIONS/STOCK   INCENTIVE   ALL OTHER
                                                                 COMPEN-      AWARD(S)     APPRECIATION     PROGRAM     COMPEN-
       NAME AND PRINCIPAL                 SALARY      BONUS     SATION($)        ($)          RIGHTS        PAYOUTS    SATION($)
            POSITION               YEAR     ($)        ($)       (NOTE 1)     (NOTE 2)          (#)           ($)       (NOTE 3)
       ------------------          ----   -------   ---------   ----------   -----------   -------------   ---------   ----------
Michael G. Morris                  1997   258,333   1,350,000          -             -        500,000             -           -
  Chairman of the Board,           1996         -           -          -             -              -             -           -
    President
  and Chief Executive Officer      1995         -           -          -             -              -             -           -
Bruce D. Kenyon                    1997   500,000     300,000          -       306,522        139,745             -           -
  President - Nuclear Group        1996   144,231     400,000          -       499,762              -             -           -
                                   1995         -           -          -             -              -             -           -
John H. Forsgren                   1997   350,000      50,000          -       378,787        184,382             -           -
  Executive Vice President and     1996   305,577           -     62,390        80,380              -             -           -
  Chief Financial Officer          1995         -           -          -             -              -             -           -
Hugh C. MacKenzie                  1997   270,000           -          -       189,778        142,549        26,998       4,800
  President - Retail Business      1996   264,904           -          -             -              -        19,834       7,500
    Group
                                   1995   247,665     128,841          -             -              -        46,789       7,350
Robert P. Wax                      1997   207,660           -          -       129,775         97,499         6,075       4,800
  Senior Vice President,           1996   193,650           -          -             -              -         9,859       5,809
    Secretary
  and General Counsel              1995   183,427      96,225          -             -              -        17,147       5,503
Bernard M. Fox                     1997   447,165           -          -             -        226,106        68,777     880,916
  Retired Chairman of the Board,   1996   551,300           -          -             -              -        65,420       7,500
  President and Chief Executive    1995   551,300     246,168          -             -              -       130,165       7,350
    Officer
Ted C. Feigenbaum                  1997   260,000           -          -             -              -        21,498       4,800
  Executive Vice President and     1996   248,858           -          -             -              -        14,770       7,222
  Chief Nuclear Officer of         1995   185,300           -          -             -              -             -       5,553
    certain subsidiaries

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                          INDIVIDUAL GRANTS
                             ---------------------------------------------------------------------------
                             NUMBER OF SECURITIES        % OF TOTAL
                                  UNDERLYING            Options/SARs
                                 OPTIONS/SARS       GRANTED TO EMPLOYEES   EXERCISE OR BASE   EXPIRATION
           NAME                  GRANTED (#)           IN FISCAL YEAR        PRICE ($/SH)        DATE
           ----              --------------------   --------------------   ----------------   ----------
Michael G. Morris               500,000 (Note 4)            34.9%                9.625         8/20/2007
Bruce D. Kenyon                  41,236 (Note 5)             2.9%               13.125        12/31/2001
                                 98,509 (Note 6)             6.9%                 9.75        12/31/2001
John H. Forsgren                 54,408 (Note 5)             3.8%               13.125        12/31/2001
                                129,974 (Note 6)             9.1%                 9.75        12/31/2001
Hugh C. MacKenzie                42,063 (Note 5)             2.9%               13.125        12/31/2001
                                100,486 (Note 6)             7.0%                 9.75        12/31/2001
Robert P. Wax                    28,764 (Note 5)             2.0%               13.125        12/31/2001
                                 68,735 (Note 6)             4.8%                 9.75        12/31/2001
Bernard M. Fox                  226,106 (Note 5)            15.8%               13.125        12/31/2001
Ted C. Feigenbaum                    -                  N/A                    N/A               N/A

                                  GRANT DATE VALUE
                                  ----------------

                                 GRANT DATE PRESENT
           NAME                       VALUE($)
           ----              ---------------------------
Michael G. Morris                       840,744 (Note 4)
Bruce D. Kenyon                          71,751 (Note 5)
                                         66,986 (Note 6)
John H. Forsgren                         94,670 (Note 5)
                                         88,382 (Note 6)
Hugh C. MacKenzie                        73,190 (Note 5)
                                         68,330 (Note 6)
Robert P. Wax                            50,049 (Note 5)
                                         46,740 (Note 6)
Bernard M. Fox                          393,424 (Note 5)
Ted C. Feigenbaum                        N/A

NOTES TO SUMMARY COMPENSATION AND OPTION/SAR GRANTS TABLES:

1. Other annual compensation for Mr. Forsgren consists of tax payments on a restricted stock award.

2. The aggregate restricted stock holdings by the seven individuals named in the table were, at December 31, 1997, 131,993 shares with a value of $1,559,169. Awards shown for 1997 (except for additional awards made for Messrs. Kenyon and Forsgren - see below) were restricted stock unit grants under the Stock Price Recovery Incentive Program made on January 1, 1997. The number of units in each grant will be adjusted on December 31, 1998 to reflect the relative performance of Northeast Utilities common shares between December 31, 1996 and December 31, 1998 versus the performance of the Standard and Poor's Electric Company Index during the same period. The adjusted units will vest on January 4, 1999 if the recipient is still actively employed as a senior officer of the Company (subject to earlier vesting upon death, disability or retirement). Mr. Kenyon also received 12,200 restricted stock units on July 8, 1997, with a value at date of grant of $120,475, which will vest, as will the restricted shares granted to him in 1996, when Millstone Station is removed from the NRC's "watch list," provided that this occurs within three years of Mr. Kenyon's commencement of employment (September 3, 1996) and the Systematic Assessment of Licensee Performance and Institute of Nuclear Power Operations ratings of Seabrook Station have not materially changed from their 1996 levels, or, if earlier, when he is transferred to a new position at the Company or an affiliate, as defined. Mr. Forsgren also received 13,500 restricted stock units on July 8, 1997, with a value at grant of $133,313, which will vest, as will the restricted stock granted to him in 1996, on January 1, 1999. Any dividends paid on restricted stock and units are reinvested into additional restricted stock and units, respectively, subject to the same vesting schedule.

3. "All Other Compensation" consists of employer matching contributions under the Northeast Utilities Service Company 401k Plan, generally available to all eligible employees. It also includes, in the case of Mr. Fox, who retired from the Company in 1997, a payment of $166,667 as a contractor to the Company in 1997, a payment of $82,000 which had been withheld from Mr. Fox's 1995 annual bonus, $389,866, which is the approximate value at the date of his retirement of that portion of Mr. Fox's retirement benefit in excess of what would be payable under the Company's retirement plans, and a payment of $237,583 for payment of taxes on an annuity that provides a portion of such retirement benefit. See Employment Contracts and Termination of Employment Arrangements on pages 14-15 of this proxy statement.

4. Mr. Morris received upon the commencement of his employment options to purchase 500,000 NU common shares at a price of $9.625 commencing August 20, 1999 (250,000 shares), August 20, 2000 (125,000 shares) and August 20, 2001
   (125,000 shares). The options expire August 20, 2007 or, if earlier, three years after termination of his employment. Valued using the Black-Scholes option pricing model, with the following assumptions: Volatility: 31.89 percent (36 months of monthly data); Risk-free rate: 6.41 percent; Dividend yield: 7.42 percent (36 months of monthly data); Exercise price: $9.625; Grant price: $9.625; Option term: 10 years; Exercise date: August 20, 2007.

5. These SARs were granted on January 1, 1997 under the Stock Price Recovery Incentive Program. The total number of SARs in this grant will be adjusted on December 31, 1998 to reflect the relative performance of Northeast Utilities common shares between December 31, 1996 and December 31, 1998 versus the performance of the Standard and Poor's Electric Companies Index during the same period. This adjustment factor is assumed to be one for purposes of valuation for this table. Valued using the Black-Scholes option pricing model, with the following assumptions: Volatility: 25.63 percent (36 months of monthly data); Risk-free rate: 6.17 percent, Dividend yield: 7.95 percent (36 months of monthly data); Exercise date: December 31, 2001.

6. These SARs were granted on August 12, 1997 under the Stock Price Recovery Incentive Program. Their value may not exceed $3.375 per SAR, which is the value they would have if the price of a Northeast Utilities common share on the date of exercise were $13.125 or higher. Valued using the Black-Scholes option pricing model, assuming that the value limitation described in the preceding sentence acts as a stock appreciation right written by the recipient of the actual SARs to the Company, with a base price equal to $13.125, but with other characteristics equivalent to the actual SARs, with the following assumptions: Volatility: 31.89 percent (36 months of monthly data); Risk-free rate: 6.22 percent; Dividend yield: 7.42 percent (36 months of monthly data); Exercise date: December 31, 2001.

                                PENSION BENEFITS

     The table on page 13 shows the estimated annual retirement benefits payable to an executive officer of Northeast Utilities upon retirement, assuming that retirement occurs at age 65 and that the officer is at that time not only eligible for a pension benefit under the Northeast Utilities Service Company Retirement Plan (the Retirement Plan) but also eligible for the make-whole benefit and the target benefit under the Supplemental Executive Retirement Plan for Officers of Northeast Utilities System Companies (the Supplemental Plan). The Supplemental Plan is a non-qualified pension plan providing supplemental retirement income to system officers. The make-whole benefit under the Supplemental Plan, available to all officers, makes up for benefits lost through application of certain tax code limitations on the benefits that may be provided under the Retirement Plan, and includes as "compensation" awards under the Executive Incentive Compensation Program and the Executive Incentive Plan and deferred compensation (as earned). The target benefit further supplements these benefits and is available to officers at the Senior Vice President level and higher who are selected by the Board of Trustees to participate in the target benefit and who remain in the employ of Northeast Utilities companies until at least age 60 (unless the Board of Trustees sets an earlier age).

     Each of the executive officers of Northeast Utilities named in the Summary Compensation Table on page 10 is currently eligible for a target benefit, except Messrs. Morris and Kenyon, whose Employment Agreements provide specially calculated retirement benefits, based on their previous arrangements with CMS Energy/Consumers Energy Company (CMS) and South Carolina Electric and Gas, respectively. Mr. Morris's agreement provides that upon retirement after reaching the fifth anniversary of his employment date with the Company (or upon disability or termination without cause or following a change of control, as defined, of the Company) he will be entitled to receive a special retirement benefit calculated by applying the benefit formula of the CMS Supplemental Executive Retirement Plan to all compensation earned from the Company and to all service rendered to the Company and CMS. If Mr. Kenyon retires with at least three years but less than five years of service with the Company, he will be deemed to have five years of service. In addition, if Mr. Kenyon retires with at least three years of service with the Company, he will receive a lump sum payment of $500,000.

     The benefits presented below are based on a straight life annuity beginning at age 65 and do not take into account any reduction for joint and survivorship annuity payments.

                             ANNUAL TARGET BENEFIT

                                          YEARS OF CREDITED SERVICE
                             ----------------------------------------------------
FINAL AVERAGE COMPENSATION      15         20         25         30         35
--------------------------   --------   --------   --------   --------   --------
        $  200,000           $ 72,000   $ 96,000   $120,000   $120,000   $120,000
           250,000             90,000    120,000    150,000    150,000    150,000
           300,000            108,000    144,000    180,000    180,000    180,000
           350,000            126,000    168,000    210,000    210,000    210,000
           400,000            144,000    192,000    240,000    240,000    240,000
           450,000            162,000    216,000    270,000    270,000    270,000
           500,000            180,000    240,000    300,000    300,000    300,000
           600,000            216,000    288,000    360,000    360,000    360,000
           700,000            252,000    336,000    420,000    420,000    420,000
           800,000            288,000    384,000    480,000    480,000    480,000
           900,000            324,000    432,000    540,000    540,000    540,000
         1,000,000            360,000    480,000    600,000    600,000    600,000
         1,100,000            396,000    528,000    660,000    660,000    660,000
         1,200,000            432,000    576,000    720,000    720,000    720,000

     Final average compensation for purposes of calculating the target benefit is the highest average annual compensation of the participant during any 36 consecutive months compensation was earned. Compensation taken into account under the target benefit described above includes salary, bonus, restricted stock awards, and long-term incentive payouts shown in the Summary Compensation Table, but does not include employer matching contributions under the 401k Plan. In the event that an officer's employment terminates because of disability, the retirement benefits shown above would be offset by the amount of any disability benefits payable to the recipient that are attributable to contributions made by Northeast Utilities and its subsidiaries under long term disability plans and policies.

     As of December 31, 1997, the five current executive officers named in the Summary Compensation Table had the following years of credited service for purposes of calculating target benefits under the Supplemental Plan (or in the case of Messrs. Morris and Kenyon, for purposes of calculating the special retirement benefits under their respective Employment Agreements): Mr.
Morris -- 9, Mr. Kenyon -- 1, Mr. Forsgren -- 1, Mr. MacKenzie -- 32, and Mr. Wax -- 18. Assuming that retirement were to occur at age 65 for these officers, retirement would occur with 23, 11, 15, 41 and 34 years of credited service, respectively.

        EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

OFFICER AGREEMENTS

     Northeast Utilities Service Company (NUSCO) (or in the case of Mr. Morris, Northeast Utilities) has entered into employment agreements (the Officer Agreements) with each of the named executive officers and certain other executive officers and subsidiary directors. The Officer Agreements are also binding on Northeast Utilities and on each majority-owned subsidiary of Northeast Utilities.

     Each Officer Agreement obligates the officer to perform such duties as may be directed by the NUSCO Board of Directors or the Northeast Utilities Board of Trustees, protect the Company's confidential information, and refrain, while employed by the Company and for a period of time thereafter, from competing with the Company in a specified geographic area. Each Officer Agreement provides that the officer's base salary will not be reduced below certain levels without the consent of the officer, that the officer will participate in specified benefits under the Supplemental Executive Retirement Plan or other supplemental retirement programs (see Pension Benefits on pages 12-13), in applicable executive incentive programs (see Report on Executive Compensation on pages 16-18), and, beginning on January 1, 1999 (January 1, 1998 for Mr. Morris's participation in short-term programs), if the employment term has not ended, in each short-term and long-term incentive compensation program established by the Company for such executives generally, at an incentive opportunity level not less than that in effect for the officer as of January 1, 1996 (or January 1, 1997 for certain officers, and, for Mr. Morris, with minimum short-term and long-term target levels of 80 percent and 60 percent, respectively, of base salary and maximum opportunities of 130 percent and 120 percent, respectively, of base salary).

     Each Officer Agreement provides for a specified employment term and for automatic one-year extensions of the employment term unless at least six months' notice of non-renewal is given by either party. The employment term may also be ended by the Company for "cause", as defined, at any time (in which case no supplemental retirement benefit, if any, shall be due), or by the officer on thirty days' prior written notice for any reason. Absent "cause", the Company may remove the officer from his or her position on sixty days' prior written notice, but in the event the officer is so removed and signs a release of all claims against the Company, the officer will receive one or two years' base salary and annual incentive payments, specified employee welfare and pension benefits, and vesting of SARs, options and restricted stock.

     Under the terms of an Officer Agreement, upon any termination of employment of the officer within two years following a change of control, as defined, if the officer signs a release of all claims against the Company the officer will be entitled to certain payments, including two or three times annual base salary (or, in the case of Mr. Morris, if greater, the product of annual base salary times one less than the number of years remaining in the initial five-year term of his employment agreement), annual incentive payments, specified employee welfare and pension benefits, and vesting of stock appreciation rights, options and restricted stock. Certain of the change of control provisions may be modified by the Board of Trustees prior to a change of control, on at least two years' notice to the affected officer(s).

     Besides the terms described above, Mr. Forsgren's Officer Agreement provides for a starting salary of $350,000 per year and a $100,000 restricted stock grant. Mr. Kenyon's Officer Agreement provides for an initial starting salary at $500,000 per year, a $500,000 restricted stock grant and a $400,000 cash signing bonus. Mr. Kenyon's Officer Agreement also provides for a special retirement benefit and a special short term incentive compensation program in lieu of a portion of the Stock Price Recovery Incentive Program. Under this incentive program, Mr. Kenyon will be eligible to receive a payment up to 100 percent of base salary depending on his fulfillment of certain incentive goals for each of the years ending August 31, 1997 and August 31, 1998, and for the 16 month period ending December 31, 1999. Mr. Kenyon received a payment of $300,000, or 60 percent of his base salary, under this program during 1997. Mr. Morris's Officer Agreement provides for an initial five-year term, base salary of $750,000 per year subject to annual review, a $1,350,000 cash signing bonus, a grant of stock options, and a special retirement benefit. See Summary Compensation Table and Pension Benefits, above, for further description of these provisions.

RETENTION BONUSES

     During July, 1997, the Compensation Committee agreed to pay Messrs. Forsgren and MacKenzie cash retention bonuses of $100,000 each, payable in July, 1998 and December, 1998, respectively.

TRANSITION AND RETIREMENT AGREEMENT

     In February, 1997, Northeast Utilities entered into a Transition and Retirement Agreement (the Transition Agreement) with Mr. Fox, and Mr. Fox subsequently retired on September 1, 1997. The Transition Agreement obligates Mr. Fox to maintain the confidentiality of Company information during his employment and following his retirement, and not to compete with the Company for certain periods of time in specified geographic areas.

     The Transition Agreement provides that Mr. Fox will be engaged as a consultant to the Board of Trustees for 24 months following his retirement, with a fee of $500,000 for the first 12 months and $300,000 for the second 12 months, payable in full notwithstanding Mr. Fox's death or disability during such period or the occurrence of a change of control, as defined. The Transition Agreement also provides that Mr. Fox will be entitled to a target benefit under the Supplemental Executive Retirement Plan (actuarially reduced to reflect payments beginning prior to age 57), and for vesting of all stock appreciation rights granted to him in the Stock Price Recovery Incentive Program. Further, Mr. Fox signed a release of claims against the Company "and all related parties" with respect to matters arising out of his employment with the Company, and the Company released Mr. Fox from all civil liability which may arise from his being or having been a Trustee or officer of Northeast Utilities and its subsidiaries, except for any liability which has been or may be asserted against Mr. Fox by the Company as the result of an investigation conducted upon the demand of a shareholder or by a shareholder on behalf of the Company. The Transition Agreement is binding on each active majority-owned subsidiary of Northeast Utilities.

     The descriptions of the various agreements set forth above are for purpose of disclosure in accordance with the proxy and other disclosure rules of the SEC and shall not be controlling on any party; the actual terms of the agreements themselves determine the rights and obligations of the parties.

                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Trustees (the Committee) is the administrator of executive compensation for the executives of the Northeast Utilities system (the Company) with authority to establish and interpret the terms of the Company's executive salary and incentive programs and to make payment of awards.

     Compensation Strategy: The Committee's executive compensation goals for 1997 were to continue to provide a competitive compensation package to enable the Company to attract and retain key executives both during this critical period and with an eye towards the future, and to further align executive interests with those of Northeast Utilities' shareholders and with Company performance. The 1997 compensation of the Company's executives included base salary and long-term incentive awards. No annual incentive awards were paid in 1997.

     To achieve the compensation goal of providing a competitive package, the Committee draws upon information from a variety of sources, including compensation consultants, utility and general industry surveys, and other publicly available information, including proxy statements. In 1997, the Company's comparison groups for purposes of executive compensation consisted of a consultant's database of over 600 companies from a broad variety of industries, a consultant's database of over 90 electric and combination electric and gas utilities, and a smaller group of ten electric utilities whose operating characteristics were substantially similar to those of the Company in terms of generation mix, revenues and customer size. Nine of the ten companies are included in the Standard & Poor's (S&P) Electric Companies Index, which is the index used in the share performance chart shown on page 19.

     Base Salary: The target level for the base salary of each executive reflects the median base salary level for that position within the market comparison groups. The Committee periodically adjusts the level of base salary to reflect considerations such as changes in responsibility, market sensitivity, individual performance and internal equity. The Committee sets base salary ranges for all executive officers and sets the annual base salary for each executive officer except for the Chief Executive Officer (CEO), whose base salary is set by the Board of Trustees following a recommendation by the Committee. During 1997, there were no changes in the base salary structure over 1996. Because 1997 base salary levels were generally within targeted pay levels of the comparison group, only one executive officer received a 1997 base salary adjustment.

     Incentive Pay: Consistent with its goal to recognize the importance of retaining key executive talent and to help assure the officers' continuing dedication to their duties to the Company and its shareholders, during 1997 the Committee established for officers not participating in the Stock Price Recovery Incentive Program, as described below, a one-year short-term incentive program and a three-year long-term incentive program. The programs calculate payouts based on actual performance against target goals with respect to either total shareholder return or Company division measures. Each measure has a threshold performance level (below which no amount is awarded) and an upper limit (which will yield the maximum payout of twice the target amount). The performance measures for the 1997 short-term incentive program were division-specific functional and financial performance. The corporate performance measure for the 1997-1999 long-term incentive program was total shareholder return over the three-year period. The total shareholder return goal will be met at target if the total return on a Northeast Utilities common share for the performance period exceeds the return on the S&P Electric Companies Index for the same period by thirty-three percent. Awards under the 1997 short-term program, if any, are expected to be made in cash in the first quarter of 1998, and awards under the 1997-1999 long-term program are expected to be made in Northeast Utilities common shares in the first quarter of 2000.

     For 1997, target awards for participants in the short-term program ranged from 25 percent to 30 percent, and for participants in the long-term program from 15 percent to 25 percent of the going rate for their positions. Awards under the short-term program can vary from those determined solely by corporate performance, depending on individual achievement of a set of assigned goals established for the performance year. These assigned goals vary as appropriate from officer to officer and include, among other things, employee safety; service reliability; nuclear operations; economic development; operating, maintenance and capital expenditure levels; environmental initiatives; and generating unit capacity and availability.

     During 1996, the Committee determined that establishing a special Stock Price Recovery Incentive Program for eight senior officers was in the best interest of the Company and its shareholders. The purpose of this program is to focus key senior officers on achieving fundamental business goals relative to the challenges of nuclear operations and industry restructuring, with a net effect of advancing shareholder interests through share price recovery. In connection with the commencement of this incentive program, the Committee terminated the participation of these officers in the 1996 short-term program and the 1996-1998 long-term program and resolved that these officers would not participate in the 1997 or 1998 short-term or the 1997-1999 and 1998-2000 long-term incentive programs. Awards under the Stock Price Recovery Incentive Program will be based solely on appreciation of the price of Northeast Utilities common shares between December 31, 1996 and December 31, 1998 against a targeted share price goal, indexed to reflect the relative performance of a Northeast Utilities common share compared to the performance of the S&P Electric Companies Index during the same period. The target award of each participant is equal to the value of the 1996, 1997, and 1998 short-term and long-term incentive programs at target, assuming that there had been no changes in the 1997 and 1998 program target payout opportunities for these executives. There are no individual performance goals in the program. Awards under the program are made in restricted stock units and SARs. The SARs are exercisable from January 1, 1999 through December 31, 2001. During 1997, the Committee granted additional SARs to the participants in the Stock Price Recovery Incentive Program as a further retention device.

     Also during 1997, the Committee made awards under the 1994-1996 long-term incentive program. Awards, in Northeast Utilities common shares, were based on the Company's relative ranking against a group of electric utilities with respect to shareholder return and cost of service (COS). Achievement of goals was less than target and resulted in awards that were 60.5 percent of target.

     CEO Pay: The Committee did not increase Mr. Fox's base salary in 1997 because of Company performance. During 1997, Mr. Fox announced his intention to take early retirement from the Company. Mr. Fox retired on September 1, 1997. The terms of Mr. Fox's retirement arrangements are described on page 15 of this proxy statement. Following an executive search, the Company hired Mr. Morris as its Chairman of the

Board, President and Chief Executive Officer, effective August 19, 1997. Mr. Morris's base salary was set at $750,000, which was determined to be market competitive. The Company paid Mr. Morris a sign-on bonus of $1.35 million, reflecting in large part his loss of stock options from his previous employer.

     CEO Long-Term Incentive Programs: During 1997, Mr. Fox was awarded 8,465 Northeast Utilities common shares in conformance with the provisions of the 1994-1996 long-term incentive program whose payouts were based on the Company's performance under COS and shareholder return measures as described above. Mr. Morris received, upon his employment with the Company, nonqualified stock options to purchase 500,000 Northeast Utilities common shares at $9.625 per share, expiring in 2007, which become exercisable in 1999 (50 percent), 2000 (25 percent), and 2001 (25 percent).

     New Compensation Plans: During 1997, the Committee met with its compensation consultants to begin the process of restructuring compensation plans to more closely align them with the changing electric utility industry. The new Incentive Plan was approved by the Board in January, 1998, subject to shareholder and SEC approval. This plan is further described on pages 23-29 of this proxy statement. The Board has approved two other new compensation plans. The first is a Deferred Compensation Plan under the terms of which all officers and certain other key employees of the Company may defer all or some portion of their compensation and, to the extent they are prevented by federal tax rules from taking full advantage of the Company's 401k Plan, receive a matching contribution (which is also deferred and will be payable on distribution in the form of Northeast Utilities common shares) in an amount equal to the employer matching contribution forgone under the 401k Plan because of the application of the federal tax rules. The second is an Employee Share Purchase Plan, also subject to shareholder and SEC approval, under which the Company may make available to eligible employees the opportunity to purchase Northeast Utilities common shares at a discount from time to time. The Employee Share Purchase Plan is further described on pages 20-22 of this proxy statement. The Committee believes that these new plans serve the best interests of shareholders by further aligning employees' interests with those of shareholders.

     The Committee intends that the new Incentive Plan will adequately respond to issues raised by the deductibility cap placed on executive salaries by
Section 162(m) of the Internal Revenue Code because of its use of stock options and qualified performance-based compensation as described on pages 23-29 of this proxy statement. The Committee believes that the Company's executive compensation programs continue to appropriately balance shareholder and customer interests.

                                            Respectfully submitted,

                                            Robert E. Patricelli, Chairman
                                            William J. Pape II, Vice Chairman
                                            Cotton Mather Cleveland
                                            John F. Curley
                                            Elizabeth T. Kennan

Dated: January 13, 1998

                            SHARE PERFORMANCE CHART

     The following chart compares the cumulative total return on an investment in Northeast Utilities common shares with the cumulative total return of the S&P 500 Stock Index and the S&P Electric Companies Index over the last five fiscal years, in accordance with the rules of the SEC:

      Measurement Period                              S&P Electric
     (Fiscal Year Covered)          NU Common          Companies           S&P 500
                                       100                100                100
1993                                    96                110                113
1994                                    94                 98                112
1995                                   114                128                154
1996                                    68                128                189
1997                                    63                162                252

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Until August, 1997, Mr. Patricelli, who is standing for re-election as a Trustee of Northeast Utilities, was Chairman, President and Chief Executive Officer of Value Health, Inc. ValueRx, a subsidiary of Value Health, Inc., was one of the prescription drug providers under NUSCO's Group Insurance Plan during 1997. The total payments made by NUSCO to ValueRx during 1997 to administer the prescription drug program were $877,285, $710,285 of which was paid to pharmacies in dispensing fees.

     The law firm of Sheehan Phinney Bass + Green, Professional Association, provided legal services to North Atlantic Energy Service Corporation, a subsidiary of Northeast Utilities, during 1997. Mr. Swope, who is standing for re-election as a Trustee of Northeast Utilities, was of counsel to the firm until June, 1997.

                3.  APPROVAL OF THE EMPLOYEE SHARE PURCHASE PLAN

     To encourage employee ownership of the Company, the Board adopted an employee share purchase plan (the Employee Share Purchase Plan) on January 13, 1998, effective following shareholder approval. The Employee Share Purchase Plan generally provides eligible employees of the Company with a means to purchase, through payroll deductions, common shares at a discount, consistent with the provisions of the Internal Revenue Code of 1986, as amended (The Code). The Board reserved a number of common shares equal to one-half of one percent of the total number of outstanding common shares for issuance pursuant to the terms of the Employee Share Purchase Plan each fiscal year, subject to adjustment in the event of stock splits, stock dividends, recapitalization, or other changes in the outstanding common shares. If and to the extent that the reserved shares are not purchased by participants in any fiscal year, such shares again will be available for purchase in subsequent years. Under current accounting rules, the issuance of shares at a discount under the Employee Share Purchase Plan does not adversely affect earnings. The text of the Employee Share Purchase Plan is included in Appendix 1 of this proxy statement.

     Eligibility. Regular full or part-time employees of the Company are eligible to participate in the Employee Share Purchase Plan, on a purely voluntary basis, if they meet certain conditions. To be eligible, an employee's customary employment must be greater than both twenty hours per week and five months per calendar year. The employee must also have completed one year of service with the Company (as determined under the NUSCO Retirement Plan). An employee who owns 5 percent or more of the total combined voting power or value of all classes of shares of the Company will not be eligible to participate in the Employee Share Purchase Plan. Temporary employees will not be eligible to participate in the Employee Share Purchase Plan. Employees whose terms and conditions of employment are subject to negotiation with a collective bargaining agent may not participate until the agreement between the Company and such agent provides for such participation. Approximately 6,500 employees would have been eligible to participate as of January 1, 1998.

     Share Purchases. Eligible employees participate in the Employee Share Purchase Plan through exercising options to purchase common shares. Options may be granted for each purchase period to eligible employees. In general, each semi-annual calendar period will be a purchase period. Common shares will be purchased through a participant's payroll deductions at a stated dollar amount not less than $20 nor more than 25 percent of compensation per pay period, as determined by the participant, at a price that will be an amount equal to the lower of 85 percent of the fair market value of the common shares as of the first or the last trading day of each purchase period (100 percent of the fair market value for officers who have received stock option Grants under the Incentive Plan described on pages 23-29 of this proxy statement), unless the Committee determines to use a different discount between 85 percent and 100 percent. The fair market value of the common shares will be determined as the closing price of a Northeast Utilities common share reported as composite transactions in The Wall Street Journal for each relevant date. No employee will be permitted to purchase common shares under the Employee Share Purchase Plan in any calendar year whose fair market value (determined at the beginning of each purchase period) exceeds $25,000. Each eligible employee who elects to participate in the Employee Share Purchase Plan will, without any action on his or her part, be automatically deemed to have exercised his or her option on the last day of each purchase period if he or she is then employed, to the extent that the amount withheld through payroll deduction throughout the purchase period is sufficient to purchase, at the option price, one or more whole common shares.

     Transferability. An option granted under the Employee Share Purchase Plan may not be transferred by an employee other than by will or by the laws of descent and distribution. Only the employee may exercise the option during his or her lifetime.

     Withdrawals, Discontinuance or Suspension of Participation. A participant may voluntarily suspend his or her payroll deductions at any time, but will not be permitted to resume the payroll deductions effective again until the January 1 or July 1 following the date of suspension of payroll deductions. A participant may change the rate of his or her payroll deductions effective on any January 1 or July 1. A participant may withdraw shares from his or her account at any time; provided that all shares must be held (and thus may not be distributed or sold) for at least six months subsequent to purchase. If a participant terminates his or her employment with the Company, his or her participation in the Employee Share Purchase Plan will automatically terminate as of the date of termination of employment, all amounts withheld through payroll deduction that have not been applied to purchase common shares under the Employee Share Purchase Plan will be paid to the participant, and the shares held in his or her account will either be sold for the account of the terminated participant or distributed to the terminated participant, at his or her election.

     Administration. The Employee Share Purchase Plan is administered by the Compensation Committee of the Board, or its delegate (the Committee). All funds received or held by the Company under the Employee Share Purchase Plan are general assets of the Company, free of any trust or other restriction, and may be used for any corporate purpose. No interest on such funds will be credited to or paid to any participant under the Employee Share Purchase Plan.

     Amendment and Termination. The Board may terminate, suspend or amend the Employee Share Purchase Plan in any respect at any time, except that shareholder approval is required to broaden the eligibility criteria or increase the number of shares available for purchase. Unless earlier terminated, the Employee Share Purchase Plan will continue in effect for 10 years.

FEDERAL INCOME TAX TREATMENT

     The Employee Share Purchase Plan is intended to qualify as an employee stock purchase plan within the meaning of section 423 of the Code. Under the Code, an employee who elects to participate in the Employee Share Purchase Plan will not realize income at the time the offering commences or when the shares are actually purchased under the Employee Share Purchase Plan. If an employee disposes of such shares after two years from the date the offering of such shares commences under the Employee Share Purchase Plan and after one year from the actual date of purchase of such shares under the Employee Share Purchase Plan (collectively, the Holding Period), the employee will be required to include in income, as capital gain for the year in which such disposition occurs, an amount equal to the lesser of (1) the excess of the fair market value of such shares at the time of disposition over the purchase price and (2) the excess of the fair market value of such shares at the time the offering commenced over the purchase price. If any employee disposes of the shares purchased under the Employee Share Purchase Plan during the Holding Period, the employee will be required to include in income, as compensation for the year in which such disposition occurs, an amount equal to the excess, if any, of the fair market value of such shares on the date of purchase over the purchase price. The employee's basis in such shares disposed of will be increased by an amount equal to the amount includable in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis that is recognized at the time of disposition will be capital gain or loss, either short-term or long-term, depending on the length of the holding period for such shares. In the event of a disposition during the Holding Period, the Company will be entitled to a deduction from income equal to the amount the employee is required to include in income as a result of such disposition.

REGULATORY APPROVALS

     The SEC has issued an order under the Public Utility Holding Company Act of 1935 authorizing the solicitation of proxies in favor of the Employee Share Purchase Plan. The Company has applied for SEC authorization to issue new common shares, subject to the limits set forth above, for purchases under the Employee Share Purchase Plan. SEC action on the application is expected later in the Spring of 1998.

SHARE PURCHASES UNDER EMPLOYEE SHARE PURCHASE PLAN

     No purchases will be made under the Employee Share Purchase Plan until after shareholder approval of the Employee Share Purchase Plan is obtained. Because share purchases under the Employee Share Purchase Plan are made solely at the election of the eligible employee, it is not possible to ascertain the employees who will purchase shares under the Employee Share Purchase Plan in the current fiscal year.

     An affirmative vote of a majority of the common shares present or represented at the Annual Meeting of Shareholders will be required for the adoption of this proposal.

     THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL.

                       4.  APPROVAL OF THE INCENTIVE PLAN

     The Board of Trustees adopted an incentive plan (the Incentive Plan) on January 13, 1998, effective on January 1, 1998, subject to shareholder approval, that provides for annual incentive awards (Awards) to officers of the Company at or above the Vice President level and grants of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights and performance units to selected employees of the Company, including employees who are also Trustees of Northeast Utilities. In addition, the Incentive Plan provides for grants of nonqualified stock options to non-employee Trustees of Northeast Utilities and Company contractors. Grants of stock options, restricted stock, stock appreciation rights and performance units are referred to collectively as "Grants." Subject to adjustment in certain circumstances as discussed below, the Incentive Plan authorizes Awards and Grants with respect to up to one percent of the total number of outstanding common shares each fiscal year. If and to the extent Awards or Grants under the Incentive Plan expire or are terminated for any reason without being exercised, or the shares subject to an Award or Grant are forfeited, or the full number of available common shares is not made subject to Awards and Grants in any fiscal year, such shares will be available for grant under the Incentive Plan the following year. No more than 30 percent of the shares authorized for use in any year may be used for restricted stock or performance unit Grants in such year. The text of the Incentive Plan is included in Appendix 2 of this proxy statement.

     Administration. The Incentive Plan is administered and interpreted by the Committee. The Committee has the authority to determine (i) the persons to whom Awards and Grants may be made under the Incentive Plan; (ii) the type, size and other terms and conditions of each Award or Grant; (iii) the time when the Awards and Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting; and (iv) any other matters arising under the Incentive Plan. The Committee has full power and authority to administer and interpret the Incentive Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Incentive Plan and for conduct of its business as it deems necessary or advisable, in its sole discretion. Notwithstanding the foregoing, the Board may ratify or approve Grants, in which case references to the "Committee" will be deemed to include the Board. The Committee has delegated day-to-day administration of the Incentive Plan and its Awards and Grants to the Vice President for Human Resources of NUSCO. The Committee has delegated authority to the Chief Executive Officer for setting and certifying the fulfillment of individual goals for, and the allocation of Awards based on such fulfillment among, Incentive Plan participants, except for those whose goals, performance and Awards must be certified by a committee consisting of not less than two members of the Compensation Committee of the Board (each member of such committee must be an "outside director" as defined by section 162(m) of the Code, and a "non-employee" director as defined in Rule 16b-3 under the Exchange Act) in order to satisfy those provisions with respect to the deductibility of executive compensation and the exemption of Awards and Grants from Section 16(b) of the Exchange Act.

     Annual Incentive Awards. Annual incentive awards are based on a comparison of the Company's performance for the year against the financial target set for such year. Financial targets may be based on the growth of Northeast Utilities common share price, earnings per share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The actual amount of the Award for any individual may be reduced by the Committee if (or to the extent) the employee does not satisfy the objectives (financial or otherwise) set by the Committee for that individual at the beginning of the fiscal year. Objectives for the fiscal year are set no later than ninety days after the beginning of that year. Generally, Awards will be certified as due by the Committee and paid within ninety days following the end of the fiscal year to employees employed on the date of payment. Awards will be pro rated for years in which a participant retires, dies or becomes disabled as defined in the Company's long term disability plan. The maximum Award for any individual is $3,500,000.

     Grants. Grants may be made to any employees (including officers and Trustees), non-employee Trustees of Northeast Utilities, and Company contractors; provided, that employees whose terms and conditions of employment are subject to negotiation with a collective bargaining agent are not eligible for Grants until the agreement between the Company and such agent provides for participation in the Incentive Plan. As of January 1, 1998 approximately 6,500 employees and ten Trustees (including non-employee Trustees) would have been eligible for Grants under the Incentive Plan. During any calendar year, no participant may receive Grants under the Incentive Plan of more than 2.5 percent of the total number of common shares outstanding as of December 31, 1997. Grants under the Incentive Plan may consist of (1) options intended to qualify as incentive stock options (ISOs) within the meaning of section 422 of the Code,
(2) nonqualified stock options that are not intended so to qualify (NQSOs), (3) restricted stock, (4) stock appreciation rights (SARs) or (5) performance units. However, non-employee Trustees and Company contractors are only eligible for grants of nonqualified stock options. Each non-employee Trustees will receive an NQSO Grant for 2,500 shares upon election to the Board and an annual NQSO Grant for 2,500 shares thereafter while serving on the Board.

     Options. The exercise price to purchase common shares subject to an option under the Incentive Plan will be determined by the Committee and may be equal to or greater than the fair market value of a common share on the date the option is granted. Notwithstanding the foregoing, however the exercise price of an ISO granted to an employee who owns more than 10 percent of the total combined voting power of all classes of the shares of Northeast Utilities may not be less than 110 percent of the fair market value of the underlying common shares on the date of grant. Further, the exercise price of an NQSO granted to a non-employee Trustee of Northeast Utilities will be equal to the fair market value of the underlying common shares on the date the option is granted. Generally, the Committee will determine the term of each Option; provided, however, that the exercise period may not exceed ten years from the date of grant, and the exercise period of an ISO granted to an employee who owns more than 10 percent of the total voting power of all outstanding stock of the Company may not exceed five years from the date of grant. The option term of an NQSO granted to a non-employee Trustee, however, is ten years and such options vest one-half on the date of the grant and one-half on the first anniversary of the date of the grant if the non-employee Trustee is still a member of the Board on such date. A participant may pay the exercise price (i) in cash, (ii) with the approval of the Committee, by delivering common shares owned by the participant and having a fair market value on the date of exercise equal to the exercise price, or (iii) by any other method approved by the Committee. The Committee may permit a participant to instruct the Company to deliver the shares due upon the exercise to a designated broker instead of to the participant.

     Restricted Stock. The Committee may issue common shares to participants pursuant to the Incentive Plan. Shares may be issued for cash consideration or for no cash consideration, as the Committee determines. The number of shares granted to each participant will be determined by the Committee, subject to the maximum limit described above. Grants of restricted stock will be made subject to such performance requirements, vesting provisions, transfer restrictions or other restrictions and conditions as the Committee may determine.

     Stock Appreciation Rights. The Committee may grant SARs alone or in tandem with any stock option pursuant to the Incentive Plan. Unless the Committee determines otherwise, the base price of an SAR will be the exercise price of the related stock option or, if there is no related option, the fair market value of a common share on the date of grant of the SAR. When the participant exercises an SAR, the participant will receive the amount by which the fair market value of the common share on the date of exercise exceeds the base price of the SAR. The Committee will determine whether the appreciation will be paid in cash or in shares, or in a combination of the two. To the extent a participant exercises a tandem SAR, the related option will terminate. Similarly, upon exercise of a stock option, the related SAR, if any, will terminate.

     Performance Units. The Committee may grant performance units to participants. Performance units may be payable in cash or, subject to the maximum limit described above, common shares at the end of a specified performance period. Payment will be contingent upon achieving performance goals by the end of the performance period. The measure of a performance unit may be based on the fair market value of a common share or such other measurement base as the Committee specifies from the following: the growth of Northeast Utilities' share price, earnings per share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The Committee will determine the performance criteria, the length of the performance period, the maximum payment value of an award, and the minimum performance goals required before payment will be made.

     Section 162(m). Under section 162(m) of the Code, the Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated executive officers in any one year. Total remuneration includes amounts received upon the exercise of stock options granted under the Incentive Plan and the value of shares received when the shares of restricted stock became transferable (or such other time when income is recognized). An exception exists, however, for "qualified performance-based compensation." The Incentive Plan is intended to allow Awards and Grants to meet the requirements of "qualified performance-based compensation."

     Stock options and SARs should generally meet the requirements of "qualified performance-based compensation," if the exercise price is at least equal to the fair market value of the common shares on the date of grant. The Committee may grant annual incentive awards, performance units and restricted stock that are intended to be "qualified performance-based compensation" under section 162(m) of the Code. In that event, the Committee will establish in writing the objective performance goals that must be met (based on the financial criteria summarized above) and other conditions of the award before the beginning of the annual incentive period (or within 90 days after its commencement), performance period or during a period permitted by section 162(m) of the Code. The performance goals may relate to the employee's business unit or the performance of the Company and its subsidiaries as a whole, or any combination of the two. The Committee will not have discretion to increase the amount of compensation that is payable upon achievement of performance goals. Common shares associated with performance units or restricted stock granted as "qualified performance-based compensation" to any participant for any year of a performance period may not exceed 2.5 percent of the number of common shares outstanding as of December 31, 1997. If performance units are measured with respect to other criteria, the maximum amount that may be paid to an employee with respect to each year of a performance period is $3,500,000. At the end of each performance period, the Committee will certify the results of the performance goals and the extent to which the performance goals have been met.

     Transferability. Grants are generally not transferable by the participant, except in the event of death. However, the Committee may grant NQSOs that allow the participant to transfer the NQSOs on such terms as the Committee deems appropriate.

     Amendment and Termination. The Board may amend or terminate the Incentive Plan at any time; provided, however, that the Board may not, without shareholder approval, make any amendment that requires shareholder approval pursuant to section 162(m) of the Code. The Incentive Plan will terminate on the date immediately preceding the tenth anniversary of its effective date, unless terminated earlier by the Board or extended by the Board with approval of the shareholders.

     Adjustment Provisions. In the event of certain transactions identified in the Incentive Plan, the Committee shall appropriately adjust: (i) the maximum number of common shares available for Awards and Grants and the individual share limits, (ii) the number of shares covered by outstanding Awards and Grants,
(iii) the kind of shares issued under the Incentive Plan, and (iv) the price per share or market value of Grants, and such adjustments will be effective and binding for all purposes of the Incentive Plan.

     Change of Control of the Company. In the event of a change of control, unless the Committee determines otherwise, all options, restricted stock and SARs will become fully vested, and grantees holding performance units will receive payment in settlement of the units based on the target payment for the performance period and the portion of the performance period that precedes the change of control. A "change of control" will be deemed to have occurred if (i) any person becomes a beneficial owner of securities of Northeast Utilities representing 20 percent or more of the voting power of either the outstanding common shares of Northeast Utilities, or the common securities of Northeast Utilities that carry the right to vote generally in the election of the Board;
(ii) individuals who, as of the beginning of any 24-month period, constitute the incumbent Trustees cease for any reason to constitute at least a majority of the Trustees or cease to be able to exercise the powers of the majority of the Trustees; (iii) consummation by Northeast Utilities of a reorganization, merger or consolidation, where all or substantially all of the beneficial owners of the outstanding common shares of Northeast Utilities and the common securities of Northeast Utilities that carry the right to vote generally in the election of the Board, immediately before the transaction, will not own, immediately after consummation of all transactions intended to constitute part of the transaction, more than 75 percent of the then outstanding shares of common stock and the combined voting power of the then outstanding common securities that carry the right to vote generally in the election of the directors of the corporation, business trust or other entity resulting from, or being the survivor entity in, such transaction in substantially the same proportion as their ownership immediately before such transaction in the outstanding common shares of Northeast Utilities and the common securities of Northeast Utilities that carry the right to vote generally in the election of the Board; or (iv) consummation of a complete liquidation or dissolution of Northeast Utilities or sale or other disposition of all or substantially all of the assets of Northeast Utilities other than to a corporation, business trust or other entity with respect to which following consummation of all transactions intended to constitute part of such sale or disposition, more than 75 percent of, respectively, the then outstanding common securities that carry the right to vote generally in the election of the directors is then owned beneficially, directly or indirectly, by all or substantially all of the beneficial owners of the outstanding common shares of Northeast Utilities and the common securities of Northeast Utilities that carry the right to vote generally in the election of the Board immediately before such sale or disposition in substantially the same proportion as their ownership of the outstanding common shares of Northeast Utilities and the common securities of Northeast Utilities that carry the right to vote generally in the election of the Board immediately before the sale or disposition.

FEDERAL INCOME TAX TREATMENT

     The following generally describes the current federal income tax treatment of Awards and Grants under the Incentive Plan. Local and state tax authorities may also tax incentive compensation awarded under the Incentive Plan, and tax laws are subject to change.

     There are no federal income tax consequences to a participant or to the Company upon the grant of an NQSO under the Incentive Plan. Upon the exercise of an NQSO, a participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the NQSO, and the Company generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares acquired by the exercise of an NQSO, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the participant at the time of exercise of the NQSO).

     A participant who is granted an ISO will not recognize taxable income for purposes of the regular income tax, upon either the grant or exercise of the ISO. However, for purposes of the alternative minimum tax imposed under the Code, in the year in which an ISO is exercised, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price will be treated as an item of adjustment and included in the computation of the recipient's alternative minimum taxable income in the year of exercise. A participant who disposes of the shares acquired upon exercise of an ISO after two years from the date the ISO was granted and after one year from the date such shares were transferred to him or her upon exercise of the ISO will recognize long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price (or the participant's other tax basis in the shares), and the Company will not be entitled to any tax deduction by reason of the grant or exercise of the ISO. Generally, if a participant disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements (a disqualifying disposition), his or her gain recognized on such a disposition will be taxed as ordinary income to the extent of the difference between the fair market value of such shares on the date of exercise and the exercise price, and the Company will be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income on such a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the participant held his or her shares before the disposition.

     A participant normally will not recognize taxable income upon receiving restricted stock, and the Company will not be entitled to a deduction, until such stock is transferable by the participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the stock is either transferable or no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares (less any amounts paid for such shares) at that time, and the Company will be entitled to a deduction in the same amount. A participant may, however, elect to recognize ordinary compensation income in the year the restricted stock is awarded in an amount equal to the fair market value of the shares subject to the restricted stock Award or Grant (less any amounts paid for such shares) at that time, determined without regard to the restrictions. In such event, the Company generally will be entitled to a corresponding deduction in the same year. Any gain or loss recognized by the participant upon subsequent disposition of the shares will be long-term or short-term capital gain or loss, depending upon the length of time the participant held his or her shares before the disposition.

     There are no federal income tax consequences to a participant or to the Company upon the grant of an SAR under the Incentive Plan. Upon the exercise of an SAR, if the participant receives the appreciation inherent in the SAR in cash, the participant will recognize ordinary compensation income in an amount equal to the cash received. If the participant receives the appreciation in shares, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares received. The Company generally will be entitled to a corresponding federal income tax deduction at the time of the exercise of the SAR. Upon the sale of any shares acquired by the exercise of an SAR, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the amount of ordinary income recognized by the participant at the time of exercise of the SAR).

     There are no federal income tax consequences to a participant or to the Company upon the grant of performance units under the Incentive Plan. If the participant receives payment of the performance units in cash, the participant will recognize ordinary compensation income in an amount equal to the cash received. If the participant receives payment of the performance units in shares, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares received. The Company generally will be entitled to a corresponding federal income tax deduction at the time of the payment of the performance units. Upon the sale of any shares acquired upon payment of the performance units, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the amount of ordinary income recognized by the participant at the time of the payment of the performance units).

     The Company's income tax deduction in any of the foregoing cases may be limited by the $1,000,000 limit of section 162(m) of the Code if the Award or Grant does not qualify as "qualified performance-based compensation" under section 162(m) of the Code (see Section 162(m) above).

     Tax Withholding. The Company has the right to deduct from all Awards and Grants paid in cash or from other wages paid to an employee of the Company, any federal, state or local taxes required by law to be withheld with respect thereto, and the participant or other person receiving shares under the Incentive Plan will be required to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such shares. A participant may elect to satisfy the Company's income tax withholding obligation by withholding shares received. The shares withheld may not exceed the participant's maximum marginal tax rate for federal, state and local tax liabilities.

REGULATORY APPROVALS

     The SEC has issued an order under the Public Utility Holding Company Act of 1935 authorizing the solicitation of proxies in favor of the Incentive Plan. The Company has applied for SEC authorization to issue new common shares, subject to the limits set forth above, for Awards and Grants under the Incentive Plan. SEC action on the application is expected later in the Spring of 1998.

GRANTS UNDER INCENTIVE PLAN

     No Grants had been made under the Incentive Plan as of the date of this proxy statement. The following table sets forth the number of stock options that will be granted, assuming shareholder approval, to the group comprised of all current Trustees who are not executive officers.

                               NEW PLAN BENEFITS

                                        NORTHEAST UTILITIES INCENTIVE PLAN
                                        ----------------------------------
              RECIPIENT                 DOLLAR VALUE ($)    OPTION SHARES
              ---------                 -----------------   --------------
CEO                                         (Note 1)          (Note 1)
A                                           (Note 1)          (Note 1)
B                                           (Note 1)          (Note 1)
C                                           (Note 1)          (Note 1)
D                                           (Note 1)          (Note 1)
Executive Group (8 persons)                 (Note 1)          (Note 1)
Non-Executive Trustee Group (8
  persons)                                   -              20,000 shares
Non-Executive Officer Employee Group
  (approximately 6,500 persons)             (Note 1)          (Note 1)

Note 1 Benefits and amounts are not determinable, because (a) Grants have not yet been made and (b) Awards, to be made in cash during 1999, depend on future performance. Based on Company performance in the previous fiscal year, there would have been no annual incentive awards made had the new plan been available.

     An affirmative vote of a majority of the common shares present or represented at the Annual Meeting of Shareholders will be required for the adoption of this proposal.

     THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL.

                 5.  RATIFICATION OF THE SELECTION OF AUDITORS

     The firm of Arthur Andersen LLP, independent public accountants, was selected by the Board of Trustees, and approved by the shareholders, to serve as independent auditors of Northeast Utilities and its subsidiaries for 1997.

     Pursuant to the recommendation of the Audit Committee, the Board of Trustees recommends that shareholders ratify the selection by the Board of Trustees of Arthur Andersen LLP to audit the accounts of Northeast Utilities and its subsidiaries for 1998. Representatives of Arthur Andersen LLP are expected to be present at the meeting. They will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions raised at the meeting.

     THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL.

                               6.  OTHER MATTERS

     The Board of Trustees knows of no matters other than the foregoing to come before the meeting. However, if any other matters come before the meeting, the persons named in the enclosed proxy will vote in their discretion with respect to such other matters.

     Northeast Utilities' Annual Report to Shareholders for the year ended December 31, 1997, including financial statements, is being mailed with or prior to this proxy solicitation material. An additional copy of the Annual Report will be mailed to any shareholder upon request.

                        COST OF SOLICITATION OF PROXIES

     The cost of soliciting proxies on behalf of the Board of Trustees will be borne by Northeast Utilities. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegraph, by Trustees, officers or employees of Northeast Utilities or NUSCO, or by an independent company, Morrow & Co., Inc., which has been retained to assist in the solicitation of proxies from banks, brokerage firms, nominees and individual shareholders for a fee of $15,000 plus reimbursement for expenses. Arrangements will be made to reimburse brokerage firms, nominees, custodians and fiduciaries for expenses incurred in forwarding solicitation materials to the beneficial owners of common shares held as of March 13, 1998.

                               VOTING PROCEDURES

     Shares held by persons who abstain from voting on any proposal and broker non-votes will not be voted for or against the proposal. Shares held by persons abstaining will be counted in determining whether a quorum is present for the purpose of voting on the proposal; however, broker non-votes will not be counted for this purpose.

                               LEGAL PROCEEDINGS

SHAREHOLDER DERIVATIVE ACTIONS SETTLEMENT

     As disclosed in last year's proxy, during the months of April, May and June, 1996, Northeast Utilities was served with complaints having as defendants certain current and former Trustees and certain current and former officers. These complaints were brought as shareholder derivative actions, seeking to recover unspecified damages for alleged losses purportedly arising out of Northeast Utilities' operations at Millstone Station. On December 29, 1997, a United States District Court judge entered an order, which became final on January 28, 1998, approving a $25 million settlement of seven derivative lawsuits and one demand letter filed by shareholders of Northeast Utilities related to alleged mismanagement at Millstone. Under the agreement, insurers for certain of Northeast Utilities' current and former officers and Trustees will pay Northeast Utilities $25 million less attorneys' fees, and Northeast Utilities has agreed to certain corporate governance enhancements. On February 2, 1998, approximately $18 million was paid to Northeast Utilities. A ruling regarding attorneys' fees has not been made.

MILLSTONE 3 JOINT OWNERS LITIGATION

     As previously disclosed in reports filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, The Connecticut Light and Power Company (CL&P) and Western Massachusetts Electric Company (WMECO), through Northeast Nuclear Energy Company, a subsidiary of Northeast Utilities, operate Millstone Unit 3 at cost and without profit under a Sharing Agreement. The Sharing Agreement obligates them to utilize good utility operating practices and requires joint owners of the facility to share the risk of employee negligence and other risks of operation and maintenance pro-rata in accordance with their ownership shares. The Sharing Agreement also provides that CL&P and WMECO will be liable for damages to the non-Northeast Utilities owners only for a deliberate violation of the agreement pursuant to authorized corporate action.

     On August 7, 1997, the non-Northeast Utilities owners of Millstone 3 filed two demands for arbitration with CL&P and WMECO, as well as three lawsuits in Suffolk and Worcester Counties, Massachusetts Superior Court against Northeast Utilities and its current and many of its former Trustees. The non-Northeast Utilities owners raise a number of contract, tort and statutory claims arising out of the operation of Millstone 3, and seek to recover compensatory damages, punitive damages, treble damages and attorneys' fees. In addition, one of the lawsuits seeks to restrain Northeast Utilities from disposing of its shares of the stock of WMECO and Holyoke Water Power Company, pending the outcome of the lawsuit. The defendants, including Northeast Utilities, in the three lawsuits have requested consolidation of those actions and have filed motions to dismiss the lawsuits or, in the alternative, to stay the court proceedings pending the outcome of the arbitrations.

                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     To be included in the proxy statement and form of proxy for the 1999 Annual Meeting of Shareholders, proposals by shareholders must be received by Theresa Hopkins Allsop, Assistant Secretary of Northeast Utilities, at Northeast Utilities' general office by December 1, 1998, and must satisfy the conditions established by the SEC.

                                            By order of the Board of Trustees,

                                            /s/ ROBERT P. WAX

                                            Robert P. Wax
                                            Secretary

                           ANNUAL REPORT ON FORM 10-K

     Northeast Utilities will provide shareholders with a copy of its 1997 Annual Report on Form 10-K to the SEC, including the financial statements and schedules thereto, without charge, upon receipt of a written request sent to:

                             THERESA HOPKINS ALLSOP
                              ASSISTANT SECRETARY
                              NORTHEAST UTILITIES
                              POST OFFICE BOX 270
                        HARTFORD, CONNECTICUT 06141-0270

                                                                      APPENDIX 1

                NORTHEAST UTILITIES EMPLOYEE SHARE PURCHASE PLAN

                                   ARTICLE I
                                    PURPOSE

     The purpose of the Northeast Utilities Employee Share Purchase Plan (the "Plan") is to provide a means whereby the Company (as hereinafter defined) may provide eligible employees an opportunity to purchase shares of Company Stock (as hereinafter defined). The Board of Trustees of Northeast Utilities believes that employee participation in share ownership will be to the mutual benefit of both the employees and the Company. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of section 423 of the Internal Revenue Code of 1986, as amended (the "Code") and is not intended and shall not be construed as constituting an "employee benefit plan," within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

                                   ARTICLE II
                                  DEFINITIONS

     Affiliate. "Affiliate" means each direct and indirect affiliated company that through one or more intermediaries, controls, is controlled by, or is under common control with NU.

     Board.  "Board" means the board of trustees of NU.

     Code. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     Committee. "Committee" means the Board's Compensation Committee, or the person or persons to which such committee delegates any of its functions under the Plan.

     Company. "Company" means NU and any Affiliate which is authorized by the Board to adopt the Plan and cover its Eligible Employees and whose designation as such has become effective upon acceptance of such status by the board of directors of the Affiliate. An Affiliate may revoke its acceptance of such designation at any time, but until such acceptance has been revoked, all the provisions of the Plan, including the authority of the Board and the Committee, and amendments thereto shall apply to the Eligible Employees of the Affiliate. In the event the designation is revoked by the board of directors of an Affiliate, the Plan shall be deemed terminated only with respect to such Affiliate.

     Company Stock.  "Company Stock" means common shares in NU, par value $5.00.

     Effective Date. "Effective Date" shall mean the first Election Date beginning after (a) the later of the approval of the Plan (i) by the shareholders of NU and (ii) the Securities and Exchange Commission pursuant to the Public Utility Holding Company Act of 1935, and (b) the authorization of elections by the Board.

     Election Date. "Election Date" means each January 1 and July 1 or such other dates as the Committee shall specify.

     Eligible Employee.  "Eligible Employee" means each employee of the Company
(i) who is classified by the Company as an employee (and not as an independent

                                      A1-1
contractor no matter how characterized by a court or administrative agency),
(ii) whose customary employment is for more than 20 hours per week and for more than five months per year, (iii) who is not deemed for purposes of section 423(b)(3) of the Code to own shares possessing five percent or more of the total combined voting power or value of all classes of shares of NU or any subsidiary, and (iv) who has completed at least one Year of Service with the Company after being classified as an employee (without regard to any retroactive recharacterization); provided, however, that an "Eligible Employee" whose terms and conditions of employment are subject to negotiation with a collective bargaining agent shall be deemed not to have elected to file a Purchase Agreement until the agreement between the Company and such collective bargaining agent with respect to the employee provides for participation in the Plan.

     Exchange Act. "Exchange Act" means the Securities Exchange Act of 1934, as amended, and as the same may hereafter be amended.

     Market Value. "Market Value" means the closing price of the Company Stock as reported in the Wall Street Journal as composite transactions for the relevant date (or the latest date for which such price was reported if such date is not a business day), or if not available, (x) if the principal trading market for the Company Stock is the New York Stock Exchange, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, (y) if the principal trading market for the Company Stock is a national securities exchange other than the New York Stock Exchange or is the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (z) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

     NU. "NU" means Northeast Utilities, a Massachusetts business trust, and its successors and assigns.

     Option Participant. "Option Participant" means a Participant who is an officer of the Company and who has received a grant of stock options under the Northeast Utilities Incentive Plan.

     Participant. "Participant" means an Eligible Employee who elects to participate in the Plan.

     Plan. "Plan" means the Northeast Utilities Employee Share Purchase Plan, as amended from time to time.

     Plan Year. "Plan Year" means each calendar year during which the Plan is in effect.

     Purchase Agreement. "Purchase Agreement" means the instrument prescribed by the Committee pursuant to which an Eligible Employee may enroll as a Participant and subscribe for the purchase of shares of Company Stock on the terms and conditions offered by the Company. The Purchase Agreement is intended to evidence the Company's

                                      A1-2
offer of an option to the Eligible Employee to purchase Company Stock on the terms and conditions set forth therein and herein.

     Purchase Date.  "Purchase Date" means the last day of each Purchase Period.

     Purchase Period. "Purchase Period" means the period that begins on each Election Date on and following the Effective Date and ending on the day before the next Election Date or other period specified by the Committee during which the Participant's Company Stock purchase is funded through payroll deduction accumulations.

     Purchase Price. "Purchase Price" means the purchase price for shares of Company Stock purchased under the Plan, determined as set forth in Section 4.03.

     Year of Service. "Year of Service" means a "Year of Service" credited to a the Participant under the Northeast Utilities Service Company Retirement Plan prior to the Election Date.

                                  ARTICLE III
                           ADMISSION TO PARTICIPATION

     3.1 Initial Participation. An Eligible Employee may elect to participate in the Plan and may become a Participant effective as of any Election Date, by executing and filing with the Committee a Purchase Agreement at such time in advance of such Election Date as the Committee shall prescribe. The Purchase Agreement shall remain in effect until modified or canceled in accordance with the terms of this Plan.

     3.2 Discontinuance of Participation. A Participant may voluntarily cease his or her participation in the Plan and stop payroll deductions at any time by filing a notice of cessation of participation on such form and at such time in advance of the effective date as the Committee shall prescribe. Notwithstanding anything in the Plan to the contrary, if a Participant ceases to be an Eligible Employee, his or her participation automatically shall cease and no further purchase of Company Stock shall be made for the Participant.

     3.3 Readmission to Participation. Any Eligible Employee who has previously been a Participant, who has discontinued participation (whether by cessation of eligibility or otherwise), and who wishes to be reinstated as a Participant may again become a Participant by executing and filing with the Committee a new Purchase Agreement. Reinstatement to Participant status shall be effective as of any Election Date, provided the Participant files a new Purchase Agreement with the Committee at such time in advance of the Election Date as the Committee shall prescribe.

                                   ARTICLE IV
                       COMPANY STOCK PURCHASE AND RESALE

     4.1 Reservation of Shares. There shall be a number of shares of Company Stock equal to one-half of one percent (0.5%) of the total number of shares of Company Stock outstanding in each Plan Year reserved for issuance or transfer under the Plan during or for that Plan Year, subject to adjustment in accordance with the antidilution provisions hereinafter set forth. If and to the extent that less than the full number of shares of Company Stock reserved for issuance or transfer under the Plan, as set forth above, are actually so issued or transferred, then the remaining shares shall again be available for issuance or transfer under the Plan. Except as provided in Section 5.2, the aggregate

                                      A1-3
number of shares of Company Stock that may be purchased under the Plan shall not exceed five percent (5%) of the total number of shares of Company Stock outstanding as of December 31, 1997.

     4.2 Limitation on Shares Available. The maximum number of shares of Company Stock that may be purchased for each Participant on a Purchase Date is the lesser of (a) the number of whole and fractional shares of Company Stock that can be purchased by applying the full balance of the Participant's withheld funds to the purchase of shares of Company Stock at the Purchase Price, or (b) the Participant's proportionate part of the maximum number of shares of Company Stock available under the Plan, as stated in Section 4.1. Moreover, (a) the maximum number of shares of Company Stock that may be purchased by a Participant during the first Purchase Period in a Plan Year is an amount determined by dividing the $25,000 limit under Section 4.4(c) by the per share Market Value of Company Stock as determined on the first day of such Purchase Period; and (b) the maximum number of shares of Company Stock that may be purchased by a Participant during the second Purchase Period in a Plan Year is an amount determined by dividing (i) the difference determined by subtracting the total Purchase Price paid for all shares of Company Stock purchased during the first Purchase Period in that Plan Year from the $25,000 limit under Section 4.4(c), by (ii) the per share Market Value of Company Stock as determined on the first day of the second Purchase Period. Notwithstanding the foregoing, if any person entitled to purchase shares pursuant to any offering under the Plan would be deemed for purposes of section 423(b)(3) of the Code to own stock (including any number of shares of Company Stock that such person would be entitled to purchase hereunder) possessing five percent or more of the total combined voting power or value of all classes of shares of the Company, the maximum number of shares of Company Stock that such person shall be entitled to purchase pursuant to the Plan shall be reduced to that number which, when added to the number of shares that such person is deemed to own (excluding any number of shares of Company Stock that such person would be entitled to purchase hereunder), is one less than such five percent. Any amounts withheld from a Participant's compensation that cannot be applied to the purchase of Company Stock by reason of the foregoing limitation shall be returned to the Participant as soon as practicable.

     4.3 Purchase Price of Shares. The Purchase Price per share of the Company Stock sold to Participants pursuant to any offering under the Plan shall be the lower of (i) 85% (100%, for Option Participants) of the Market Value of such share on the first day of the Purchase Period or (ii) 85% (100%, for Option Participants) of the Market Value of such share on the Purchase Date. Notwithstanding the foregoing, the Committee, acting on behalf of the Company, may determine that the Purchase Price shall be the Market Value, or a percentage of the Market Value, on either of such dates or the lower of such dates, so long as the percentage shall not be lower than 85% of such Market Value.

     4.4  Exercise of Purchase Privilege.

     (a) Each Participant shall be granted an option to purchase shares of Company Stock as of the first day of each Purchase Period at the Purchase Price specified in Section 4.3. The option shall continue in effect through the Purchase Date for the Purchase Period. Subject to the provisions of Section 4.2 above and of paragraph (c) of this Section 4.4, on each Purchase Date, the Participant shall automatically be deemed to have exercised his or her option to purchase shares of Company Stock, unless he or she notifies the Committee,

                                      A1-4
in such manner and at such time in advance of the Purchase Date as the Committee shall prescribe, of his or her desire not to make such purchase.

     (b) There shall be purchased for the Participant on each Purchase Date, at the Purchase Price for the Purchase Period, the largest number of whole and fractional shares of Company Stock as can be purchased with the amounts withheld from the Participant's compensation during the Purchase Period. Each such purchase shall be deemed to have occurred on the Purchase Date occurring at the close of the Purchase Period for which the purchase was made.

     (c) A Participant may not purchase shares of Company Stock having an aggregate Market Value of more than $25,000, determined at the beginning of each Purchase Period, for any calendar year in which one or more offerings under this Plan are outstanding at any time, and a Participant may not purchase a share of Company Stock under any offering after the expiration of the Purchase Period for the offering.

     4.5 Payroll Deductions. Each Participant shall authorize payroll deductions from his or her compensation for the purpose of funding the purchase of Company Stock pursuant to his or her Purchase Agreement. In the Purchase Agreement, each Participant shall authorize an after-tax payroll deduction from each payment of compensation during a Purchase Period of an amount not less than $20 per paycheck and not more than 25% of such Participant's compensation. A Participant may change the deduction to any permissible level effective as of any Election Date. A change shall be made by the Participant's filing with the Committee a notice in such form and at such time in advance of the date on which the change is to be effective as the Committee shall prescribe.

     4.6 Payment for Company Stock. The Purchase Price for all shares of Company Stock purchased by a Participant under the Plan shall be paid out of the Participant's authorized payroll deductions. All funds received or held by the Company under the Plan are general assets of the Company, shall be held free of any trust or other restriction, and may be used for any corporate purpose.

     4.7  Share Ownership; Issuance of Certificates.

     (a) The shares of Company Stock purchased by a Participant on a Purchase Date shall, for all purposes, be deemed to have been issued or sold at the close of business on the Purchase Date. Prior to that time, none of the rights or privileges of a shareholder of the Company shall inure to the Participant with respect to such shares of Company Stock. All the shares of Company Stock purchased under the Plan shall be delivered by the Company in a manner as determined by the Committee.

     (b) The Committee, in its sole discretion, may determine that shares of Company Stock shall be delivered by the Company by (i) issuing and delivering to the Participant a certificate for the number of shares of Company Stock purchased by the Participant on a Purchase Date or during a calendar year or other period determined by the Committee, (ii) issuing and delivering certificates for the number of shares of Company Stock purchased by all Participants on a Purchase Date or during a calendar year or other period determined by the Committee to a firm which is a member of the National Association of Securities Dealers, as selected by the Committee from time to time, which shares shall be maintained by such firm in a separate brokerage account for each Participant, or (iii) issuing and delivering certificates for the number of shares of Company Stock purchased by all Participants on a Purchase Date or during the calendar year or other

                                      A1-5
period determined by the Committee to a bank or trust company or affiliate thereof, as selected by the Committee from time to time, which shares may be held by such bank or trust company or affiliate in street name, but with a separate account maintained by such entity for each Participant reflecting such Participant's share interests in the Company Stock. Each certificate or account, as the case may be, may be in the name of the Participant or, if he or she so designates on the Participant's Purchase Agreement, in the Participant's name jointly with the Participant's spouse, with right of survivorship. A Participant who is a resident of a jurisdiction that does not recognize such joint tenancy may have a certificate or account held in the Participant's name as tenant in common with the Participant's spouse, with or without right of survivorship. No fractional shares may be purchased under the Plan and the balance of any amounts withheld from a Participant's compensation which are not applied to the purchase of Company Stock shall be returned to the Participant.

     (c) The Committee, in its sole discretion, may impose such restrictions or limitations as it shall determine on the resale of Company Stock, the issuance of individual share certificates or the withdrawal from any shareholder accounts established for a Participant.

     (d) Any dividends payable with respect to shares of Company Stock credited to a shareholder account of a Participant established pursuant to Section 4.7(b) hereof will be reinvested in shares of Company Stock and credited to the Participant's account.

     4.8  Withdrawal of Shares or Resale of Company Stock.

     (a) A Participant may request a withdrawal of shares of Company Stock purchased for the Participant under the Plan or order the sale of such shares at any time by making a request in such form and at such time as the Committee shall prescribe. Notwithstanding the foregoing and section 4.7(c), no such shares may be withdrawn, sold, or otherwise distributed for at least six months following their purchase for the Participant.

     (b) If a Participant terminates his or her employment with the Employer or otherwise ceases to be an Eligible Employee, the Participant shall receive a distribution of his or her shares of Company Stock held in any shareholder account established pursuant to Section 4.7(b), unless the Participant elects to have the shares of Company Stock sold in accordance with such procedures as the Committee shall prescribe.

     (c) If a Participant is to receive a withdrawal or distribution of shares of Company Stock, or if shares are to be sold, the withdrawal, distribution or sale shall be made in whole shares of Company Stock, with fractional shares paid in cash.

                                   ARTICLE V
                              SPECIAL ADJUSTMENTS

     5.1 Shares Unavailable. If, on any Purchase Date, the aggregate funds available for the purchase of Company Stock would purchase a number of shares in excess of the number of shares of Company Stock then available for purchase under the Plan, the number of shares of Company Stock that would otherwise be purchased by each Participant for that Plan Year shall be proportionately reduced on the Purchase Date in order to eliminate such excess. The balance of any amounts withheld from a Participant's compensation which had not by such time been applied to the purchase of Company Stock shall be returned to the Participant.

                                      A1-6

     5.2 Anti-Dilution Provisions. The aggregate number of shares of Company Stock reserved for purchase under the Plan, as provided in Section 4.1, and the calculation of the Purchase Price per share shall be appropriately adjusted to reflect any increase or decrease in the number of issued shares of Company Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a share dividend, or other increase or decrease in such shares, if effected without receipt of consideration by the Company. Any such adjustment shall be made by the Committee acting with the consent of, and subject to the approval of, the Board.

     5.3 Effect of Certain Transactions. Subject to any required action by the shareholders, if the Company shall be the surviving corporation in any merger or consolidation, any offering hereunder shall pertain to and apply to the shares of the Company. However, in the event of a dissolution or liquidation of the Company, or of a merger or consolidation in which the Company is not the surviving corporation, the Plan and any offering hereunder shall terminate upon the effective date of such dissolution, liquidation, merger or consolidation, and the balance of any amounts withheld from a Participant's compensation which had not by such time been applied to the purchase of Company Stock shall be returned to the Participant.

                                   ARTICLE VI
                                 MISCELLANEOUS

     6.1 Non-Alienation. The right to purchase shares of Company Stock under the Plan is personal to the Participant, is exercisable only by the Participant during the Participant's lifetime, except as hereinafter set forth, and may not be assigned or otherwise transferred by the Participant. If a Participant dies, there shall be delivered to the executor, administrator or other personal representative of the deceased Participant such shares of Company Stock and such residual amounts as may remain to the Participant's credit from amounts withheld from the Participant's compensation as of the Purchase Date occurring at the close of the period in which the Participant's death occurs, including shares of Company Stock purchased as of that date or prior thereto with moneys withheld from the Participant's compensation.

     6.2 Administrative Costs. The Company shall pay all administrative expenses associated with the operation of the Plan including expenses of issuance and sale of shares but excluding brokerage commissions on the sale of shares of Company Stock pursuant to Section 4.8.

     6.3 The Committee. The Committee shall have the authority and power to administer the Plan and to make, adopt, construe, and enforce rules and regulations not inconsistent with the provisions of the Plan and to make all required determinations including factual determinations. The Committee shall adopt and prescribe the contents of all forms required in connection with the administration of the Plan, including, but not limited to, the Purchase Agreement, payroll withholding authorizations, withdrawal documents, and all other notices required hereunder. The Committee shall have the fullest discretion permissible under law in the discharge of its duties. The Committee's interpretations and decisions with respect to the Plan shall be final and conclusive.

     6.4 Amendment of the Plan. The Board may, at any time and from time to time, amend the Plan in any respect, except that no amendment may increase the number of

                                      A1-7
shares reserved for purposes of the Plan, or allow any person who is not an Eligible Employee to become a Participant, without the approval of the shareholders of NU.

     6.5 Expiration and Termination of the Plan. The Plan shall continue in effect for 10 years from the Effective Date, unless terminated prior to that date pursuant to the provisions of the Plan or pursuant to action by the Board. The Board shall have the right to terminate the Plan at any time without prior notice to any Participant and without liability to any Participant. Upon the expiration or termination of the Plan, the balance, if any, then standing to the credit of each Participant from amounts withheld from the Participant's compensation which has not, by such time, been applied to the purchase of shares of Company Stock shall be refunded to the Participant.

     6.6 Repurchase of Company Stock. The Company shall not be required to purchase or repurchase from any Participant any of the shares of Company Stock that the Participant acquires under the Plan.

     6.7 Notice. A Purchase Agreement and any notice that a Participant files pursuant to the Plan shall be on the form prescribed by the Committee and shall be effective only when received by the Committee. Delivery of such forms may he made by hand or by certified mail, sent postage prepaid, to Northeast Utilities Service Company, 107 Selden Street, Berlin, CT 06037, Attention: Employee Stock Purchase Plan Administrator. Delivery by any other mechanism shall be deemed effective at the option and discretion of the Committee.

     6.8 Government Regulation. The Company's obligation to sell and to deliver the Company Stock under the Plan is at all times subject to all approvals of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Company Stock.

     6.9 Headings, Captions, Gender. The headings and captions herein are for convenience of reference only and shall not be considered as part of the text. The masculine shall include the feminine, and vice versa.

     6.10 Severability of Provisions, Prevailing Law. The provisions of the Plan shall be deemed severable. In the event any such provision is determined to be unlawful or unenforceable by a court of competent jurisdiction or by reason of a change in an applicable statute, the Plan shall continue to exist as though such provision had never been included therein (or, in the case of a change in an applicable statute, had been deleted as of the date of such change). The Plan shall be governed by the laws of the state of Connecticut to the extent such laws are not in conflict with, or superseded by, federal law.

     6.11 Disclaimer of Liability. The Declaration of Trust of NU provides that no shareholder of NU shall be held to any liability whatever for the payment of any sum of money, or for damages or otherwise under any contract, obligation or undertaking made, entered into or issued by the Board or by any officer, agent or representative elected or appointed by the Board, and no such contract, obligation or undertaking shall be enforceable against the Board or any of them in their or his or her individual capacities or capacity and all such contracts, obligations and undertakings shall be enforceable only against the Board as such, and every person or entity, having any claim or demand arising out of any such contract, obligation or undertaking shall look only to the trust estate for the payment or satisfaction thereof.

                                      A1-8

                                                                      APPENDIX 2

                       NORTHEAST UTILITIES INCENTIVE PLAN

                                   ARTICLE I
                                    PURPOSE

     The purpose of the Northeast Utilities Incentive Plan (the "Plan") is to provide (i) designated employees of the Company (as hereinafter defined) and
(ii) non-employee members of the Board of Trustees (the "Board") of Northeast Utilities, a Massachusetts business trust, ("NU") with the opportunity to receive annual incentive compensation and grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and performance units. The Company believes that the Plan will assist it in recruiting talented employees who will contribute materially to the growth of the Company, thereby benefitting NU's shareholders, and will align the economic interests of the participants with those of the shareholders.

                                   ARTICLE II
                                 ADMINISTRATION

     1. Committee. The Plan shall be administered and interpreted by the Board's Compensation Committee, or the person or persons to which such committee delegates any of its functions under the Plan (the "Committee"). The Committee may consist of two or more persons appointed by the Board, all of whom shall be "outside directors" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations and "non-employee directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). However, the Board may ratify or approve any grants as it deems appropriate or as are submitted by the Committee.

     2. Committee Authority. The Committee shall have the sole authority to (i) establish, and review the Company's and the Grantee's, as defined below, performance against, annual goals for purpose of the annual incentives to be distributed and determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability and (iv) deal with any other matters arising under the Plan.

     3. Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

                                      A2-1

                                  ARTICLE III
                            ANNUAL INCENTIVE AWARDS

     1. Eligibility for Participation. Each employee of the Company classified as a Vice President or higher (an "Executive Employee") shall be eligible to receive an annual incentive award (an "Award") under the Plan.

     2. Annual Awards.

     (a) As soon as practicable after the start of each fiscal year of NU, but in any event within 90 days, the Committee shall set the financial target for the Company which shall be the basis for determining the Awards to be paid to each Executive Employee for such fiscal year. The financial target shall be based on the growth of NU's stock price, earnings per share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures and the Committee shall communicate the target and the percentages (including minimums and maximums) for each Executive Employee applicable to each level of achievement against the target set. In no event may an individual Award for an Executive Employee exceed $3,500,000.

     (b) The maximum amount of an Award for an Executive Employee shall be based upon the Company's performance compared against the financial target set for that fiscal year. The actual amount of the Award for any Executive Employee may be reduced by the Committee if the Executive Employee does not satisfy one or more of the individual financial or nonfinancial objectives set by the Committee for that Executive Employee as of the beginning of the relevant fiscal year. Any such objectives for an Executive Employee shall be set by the Committee and announced to the affected Executive Employee no later than 90 days after the commencement of the relevant fiscal year of NU.

     (c) The Committee shall certify and announce the Awards that will be paid by the Company to each Executive Employee as soon as practicable following the final determination of the Company's financial results for the relevant fiscal year. Payment shall normally be made, in cash, or in shares of Company Stock (as hereinafter defined) or Options (as hereinafter defined) the value of which shall equal the amount to be distributed, all as determined by the Committee, within 90 days following the end of such fiscal year, provided that the Executive Employee has not separated from employment by the Company prior to the date that payment is due except as otherwise specifically provided in a contract between the Company and the Executive Employee. If an Executive Employee's employment terminated for Retirement (as hereinafter defined), death or Disability (as hereinafter defined) a full Award shall be paid (unless such event occurred during the fiscal year for which the Award is earned, in which case the Award will be pro-rated as of the date of termination) when all other payments are made in accordance with the first sentence of this Section.

                                   ARTICLE IV
                               STOCK-BASED GRANTS

     1. Grants. Grants under the Plan may consist of grants of incentive stock options ("Incentive Stock Options") or nonqualified stock options ("Nonqualified Stock Op-

                                      A2-2
tions")(Incentive Stock Options and Nonqualified Stock Options are collectively referred to as "Options"), restricted stock ("Restricted Stock"), stock appreciation rights ("SARs"), and/or performance units ("Performance Units") (hereinafter collectively referred to as "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument or an amendment to the grant instrument (the "Grant Instrument"). The Committee shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the Grantees, as defined below.

     2. Eligibility for Participation.

     (a) Eligible Persons. All employees of the Company ("Employees"), including Employees who are officers or members of the Board, contractors of the Company ("Contractors"), and members of the Board who are not Employees ("NonEmployee Trustees") shall be eligible to receive Grants under the Plan. Contractors shall be eligible to receive Grants only of Nonqualified Stock Options. Non-Employee Trustees shall be eligible to receive Grants only under
Article V of the Plan.

     (b) Selection of Grantees. The Committee shall select the Employees and Contractors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines. Employees, Contractors and Non-Employee Trustees who receive Grants under this Plan shall hereinafter be referred to as "Grantees".

     (c) Collective Bargaining Employees. Anything to the contrary in this Plan notwithstanding, no Employee whose terms and conditions of employment are subject to negotiation with a collective bargaining agent shall be eligible to receive Grants under this Plan until the agreement between the Company and such collective bargaining agent with respect to the Employee provides for participation in the Plan.

     3. Granting of Options.

     (a) Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees and Contractors subject to the overall limits of Article IX.

     (b) Type of Option and Price.

          (i) The Committee may grant Incentive Stock Options that are intended to qualify as "incentive stock options" within the meaning of section 422 of the Code or Nonqualified Stock Options that are not intended so to qualify or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may be granted to Employees, Contractors and Non-Employee Trustees.

          (ii) The purchase price (the "Exercise Price") of Company Stock subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than

                                      A2-3

     10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.

          (iii) If the Company Stock is publicly traded, then the Fair Market Value per share shall be the closing price of the Company Stock as reported in the Wall Street Journal as composite transactions for the relevant date (or the latest date for which such price was reported if such date is not a business day), or if not available, determined as follows: (x) if the principal trading market for the Company Stock is the New York Stock Exchange, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, (y) if the principal trading market for the Company Stock is a national securities exchange other than the New York Stock Exchange or is the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (z) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

     (c) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

     (d) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

     (e) Termination of Employment, Retirement, Disability or Death.

          (i) Except as provided below, an Option may only be exercised while the Grantee is employed by, or providing service to, the Company as an Employee, a Contractor, or a member of the Board. In the event that a Grantee ceases to be employed by, or provide service to, the Company for any reason other than a "Retirement," "Disability," death, or termination for "Cause" (as hereinafter defined), any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

                                      A2-4

          (ii) In the event the Grantee ceases to be employed by, or provide service to, the Company on account of a termination for Cause by the Company, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by, or provide service to, the Company.

          (iii) In the event the Grantee ceases to be employed by, or provide service to, the Company because the Grantee Retires or is Disabled, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

          (iv) If the Grantee dies while employed by, or providing service to, the Company or within 90 days after the date on which the Grantee ceases to be employed or provide service on account of a termination specified in
     Section 5(e)(i) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

          (v) For purposes of this Plan:

             (A) "Cause" shall mean, except to the extent specified otherwise by the Committee acting on behalf of the Company, (i) the Grantee's conviction of a felony, (ii) in the reasonable determination of the Committee, the Grantee's (x) commission of an act of fraud, embezzlement, or theft in connection with the Grantee's duties in the course of the Grantee's employment with the Company, (y) acts or omissions causing intentional, wrongful damage to the property of the Company or intentional and wrongful disclosure of confidential information of the Company, or (z) engaging in gross misconduct or gross negligence in the course of the Grantee's employment with the Company, or (iii) the Grantee's material breach of his or her obligations under any written agreement with the Company if such breach shall not have been remedied within 30 days after receiving written notice from the Committee specifying the details thereof. For purposes of this Program, an act or omission on the part of a Grantee shall be deemed "intentional" only if it was not due primarily to an error in judgment or negligence and was done by Grantee not in good faith and without reasonable belief that the act or omission was in the best interest of the Company. In the event a Grantee's employment or service is terminated for cause, in addition to the immediate termination of all Grants, the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares.

                                      A2-5

             (B) "Disability" shall mean a Grantee's becoming disabled within the meaning of the Company's long-term disability plan.

             (C) "Employed by, or provide service to, the Company" shall mean employment or service as an Employee, Contractor or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Restricted Stock and Performance Units, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Contractor and member of the Board), unless the Committee determines otherwise.

             (D) "Retired" shall mean a termination of employment from the Company on or after attaining age 65 or eligibility for normal or early retirement under any retirement plan maintained by the Company.

     (f) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (x) in cash, (y) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option or Restricted Stock, as defined below, granted under this Plan, subject to such restrictions as the Committee deems appropriate including placing the same restrictions on the shares of Company Stock obtained through the exchange of the Restricted Stock) and having a Fair Market Value on the date of exercise equal to the Exercise Price or (z) by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due at the time of exercise.

     (g) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company exceeds $100,000, then the option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company.

                                   ARTICLE V
                  STOCK OPTION GRANTS TO NON-EMPLOYEE TRUSTEES

     1. Formula Option Grants to Non-Employee Trustees. A Non-Employee Trustee shall be entitled to receive Nonqualified Stock Options in accordance with this
Article V.

     (a) Initial Grant. Each Non-Employee Trustee who first becomes a member of the Board after the effective date of this Plan shall receive, on the date as of which he or she first becomes a member of the Board, a grant of a Nonqualified Stock Option to purchase 2,500 shares of Company Stock.

     (b) Annual Grants. On each date that NU holds its annual meeting of shareholders, commencing with the 1998 annual meeting, each Non-Employee Trustee who is in office

                                      A2-6
immediately after the annual election of directors (other than a director who is first elected to the Board at such meeting) shall receive a grant of a Nonqualified Stock Option to purchase 2,500 shares of Company Stock. The date of grant of each such annual Grant shall be the date of the annual meeting of the Company's shareholders.

     (c) Exercise Price. The Exercise Price per share of Company Stock subject to an Option granted under this Article shall be equal to the Fair Market Value of a share of Company Stock on the date of grant.

     (d) Option Term and Exercisability. The term of each Option granted pursuant to this Article shall be 10 years. Options granted under this Article shall vest one-half on the date of grant and the other one-half on the first anniversary of the date of grant if the Non-Employee Trustee is still a member of the Board on each such date. Options shall be exercisable in accordance with the provisions of Article IV, Section 3(e) except that only the provisions of subsections (e)(i), (iii) where the Non-Employee Trustee ceases to serve on the Board on or after age 70 and (iv) shall be applicable.

     (e) Payment of Exercise Price.

          (i) The Non-Employee Trustee shall pay the Exercise Price for an Option (x) in cash, (y) by delivering shares of Company Stock owned by the Non-Employee Trustee and having a Fair Market Value on the date of exercise equal to the Exercise Price or (z) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Non-Employee Trustee shall pay the Exercise Price at the time of exercise. Shares of Company Stock shall not be issued upon exercise of an Option until the Exercise Price is fully paid.

          (ii) A Grantee may exercise an Option granted under this Article by delivering to the Committee a notice of exercise as described below, with accompanying payment of the Exercise Price in accordance with Subsection
     (i) above. The notice of exercise may instruct the Company to deliver shares of Company Stock due upon the exercise of the Option to any registered broker or dealer designated by the Committee in lieu of delivery to the Grantee, and shall designate the account into which the shares are to be deposited.

     (f) Applicability of Plan Provisions. Except as otherwise provided in this Article, Nonqualified Stock Options granted to Non-Employee Trustees shall be subject to the provisions of this Plan applicable to Nonqualified Stock Options granted to other persons, provided however that (i) if an event described in
Article IV, Section 3(b) occurs, appropriate adjustments, as described in that Section, shall be made automatically, (ii) with respect to the provisions of
Article IV, Section 3(e), the Committee shall not have discretion to modify the terms of such provisions in the Grant Instrument, and (iii) in the event of a Change of Control (as defined in Article XI), the provisions of Article XI,
Section 2 shall apply to Options granted pursuant to this Article, except that the Committee shall not have discretion under subsection (c) thereof to modify the automatic provisions of that Section.

     (g) Administration. The provisions of this Article are intended to operate automatically and not require administration. To the extent that any administrative determinations

                                      A2-7
are required, any determinations with respect to the provisions of this Article shall be made by the members of the Board who are not eligible to receive Grants under this Article, but in no event shall such determinations affect the eligibility of Grantees, the determination of the Exercise Price, the timing of the Grants or the number of shares subject to Options granted hereunder. If at any time there are not sufficient shares available under the Plan to permit an automatic Grant as described in this Article, the Grant shall be reduced pro rata (to zero, if necessary) so as not to exceed the number of shares then available under the Plan.

                                   ARTICLE VI
                            RESTRICTED STOCK GRANTS

     1. Restricted Stock Grants. The Committee may issue or transfer shares of Company Stock to an Employee with such restrictions as the Committee deems appropriate ("Restricted Stock"). The following provisions are applicable to Restricted Stock:

     (a) General Requirements. Shares of Company Stock issued or transferred pursuant to Restricted Stock Grants may be issued or transferred in exchange for services performed or to be performed. The Committee may establish conditions under which restrictions on shares of Restricted Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of time during which the Restricted Stock will remain subject to restrictions will be designated in the Grant Instrument as the "Restriction Period."

     (b) Number of Shares. The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Restricted Stock Grant and the restrictions applicable to such shares, subject to the limitations contained in Article IX.

     (c) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Company during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

     (d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Restricted Stock except to a Successor Grantee, as defined below. Each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for shares of Restricted Stock until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Restricted Stock until all restrictions on such shares have lapsed.

     (e) Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Restricted Stock and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee.

                                      A2-8

     (f) Lapse of Restrictions. All restrictions imposed on Restricted Stock shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all Restricted Stock Grants, that the restrictions shall lapse without regard to any Restriction Period.

                                  ARTICLE VII
                           STOCK APPRECIATION RIGHTS

     1.  Stock Appreciation Rights.

     (a) General Requirements. The Committee may grant stock appreciation rights ("SARs") to an Employee separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the Grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. Unless the Committee determines otherwise, the base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR.

     (b) Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

     (c) Exercisability. An SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed by the Company or during the applicable period after termination of employment as described in Article IV, Section 3(e). A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

     (d) Value of SARs. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in Subsection (a).

     (e) Form of Payment. The Committee shall determine whether the appreciation in an SAR shall be paid in the form of cash, shares of Company Stock, or a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company

                                      A2-9

Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

                                  ARTICLE VIII
                               PERFORMANCE UNITS

     1.  Performance Units.

     (a) General Requirements. The Committee may grant performance units ("Performance Units") to an Employee. Each Performance Unit shall represent the right of the Grantee to receive an amount based on the value of the Performance Unit, if performance goals established by the Committee are met. A Performance Unit shall be based on the Fair Market Value of a share of Company Stock or on such other measurement base as the Committee deems appropriate. The Committee shall determine the number of Performance Units to be granted and the requirements applicable to such Units, subject to the limitations contained in
Article IX.

     (b) Performance Period and Performance Goals. When Performance Units are granted, the Committee shall establish the performance period during which performance shall be measured (the "Performance Period"), performance goals applicable to the Units ("Performance Goals") and such other conditions of the Grant as the Committee deems appropriate. Performance Goals may relate to the financial performance of the Company or its operating units, the performance of Company Stock, individual performance, or such other criteria as the Committee deems appropriate.

     (c) Payment with respect to Performance Units. At the end of each Performance Period, the Committee shall determine to what extent the Performance Goals and other conditions of the Performance Units are met and the amount, if any, to be paid with respect to the Performance Units. Payments with respect to Performance Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee.

     (d) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Company (as defined in Article IV, Section 3(e)) during a Performance Period, or if other conditions established by the Committee are not met, the Grantee's Performance Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

     (e) Designation as Qualified Performance-Based Compensation. The Committee may determine that Performance Units granted to an Employee shall be considered "qualified performance-based compensation" under Section 162(m) of the Code. The provisions of this subsection (e) shall apply to Grants of Performance Units that are to be considered "qualified performance-based compensation" under
Section 162(m) of the Code.

          (i) Performance Goals. When Performance Units that are to be considered "qualified performance-based compensation" are Granted, the Committee shall establish in writing (i) the objective performance goals that must be met in order for amounts to be paid under the Performance Units, (ii) the Performance Period during which the performance goals must be met, (iii) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions, including without limitation provisions relating to death, disability, other termination of employment or Change of Control, that the Committee deems appropriate and consistent with the Plan and Section 162(m) of the Code. The performance

                                      A2-10
     goals may relate to the Employee's business unit or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

          (ii) Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the Performance Period or during a period ending no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) the date on which 25% of the Performance Period has been completed, or such other date as may be required or permitted under applicable regulations under Section 162(m) of the Code. The performance goals shall satisfy the requirements for "qualified performance-based compensation," including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

          (iii) Maximum Payment. If Performance Units measured with respect to the fair market value of Company Stock, are granted, not more than 25% of the total number of shares of Company Stock subject to the Plan in the aggregate may be granted to an Employee under the Performance Units for any Performance Period. If Performance Units are measured with respect to other criteria, the maximum amount that may be paid to an Employee with respect to a Performance Period is $3,500,000.

          (iv) Announcement of Grants. The Committee shall certify and announce the results for each Performance Period to all Grantees immediately following the announcement of the Company's financial results for the Performance Period. If and to the extent that the Committee does not so certify that the performance goals have been met, the grants of Performance Units for the Performance Period shall be forfeited.

                                   ARTICLE IX
                               AUTHORIZED SHARES

     1.  Shares Subject to the Plan.

     (a) Shares Authorized. Subject to the adjustment specified below, the aggregate number of common shares of NU, par value $5.00, ("Company Stock") that may be subject to Grants of Options, or transferred on account of other Grants or Awards, under the Plan in any fiscal year of NU is one percent of the total number of shares of Company Stock outstanding as of the first day of such fiscal year; provided, however, that sum of the total number of shares of Company Stock that may be granted as Restricted Stock plus the number of Performance Units that may be granted, in any fiscal year, shall not exceed 30% of the total number of shares of Company Stock available under the Plan for such year; and provided, further, that the aggregate number of shares of Common Stock that may be

                                      A2-11
issued or transferred under the Plan subject to Incentive Stock Options is 10% of the number of shares of Company Stock outstanding as of December 31, 1997. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent (i) less than the full number of shares available for use under the Plan, as set forth above, are made the subject of Grants or Awards in any year, or (ii) Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, or (iii) any shares of Restricted Stock or Performance Units are forfeited, then the shares not made the subject of Grants and Awards, and the shares subject to such terminated, expired, canceled, forfeited, exchanged or surrendered Grants and Awards shall again be available for purposes of the Plan in addition to the number of shares of Company Stock otherwise available for Grants and Awards. No Grantee under the Plan may receive aggregate Grants in excess of 2.5% of the total number of shares of Company Stock outstanding as of December 31, 1997.

     (b) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which NU is the surviving entity, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without NU's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or NU's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

                                   ARTICLE X
                                OPERATING RULES

     1. Withholding of Taxes. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to the Grantee, any federal, state or local taxes required by law to be withheld with respect to such Grants. In the case of Options and other Grants paid in Company Stock, the Company may require the Grantee or other person receiving such shares to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants. If the Committee so permits, a Grantee may elect to satisfy the Company's income tax withholding obligation with respect to an Option, SAR, Restricted Stock or Performance Units paid in Company Stock by having shares withheld up to an amount that does not exceed the Grantee's minimum

                                      A2-12
applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee.

     2.  Transferability of Grants.

     (a) Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee's lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder). When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

     (b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members, one or more trusts for the benefit of family members, or one or more partnerships of which family members are the only partners, according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

     3. Requirements for Issuance or Transfer of Shares. No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

     4. Funding of the Plan. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

     5. Rights of Participants. Nothing in this Plan shall entitle any Employee or Non-Employee Director or other person to any claim or right to be granted a Grant under this Plan except as provided in Article V. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

     6. No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash,

                                      A2-13
other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     7. Headings. Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

     8. Effective Date of the Plan. Subject to approval by NU's shareholders, the Plan shall be effective on January 1, 1998.

     9. Definition of Company. "Company" means NU and any Affiliate which is authorized by the Board to adopt the Plan and cover its eligible employees and whose designation as such has become effective upon acceptance of such status by the board of directors of the Affiliate. An Affiliate may revoke its acceptance of such designation at any time, but until such acceptance has been revoked, all the provisions of the Plan, including the authority of the Board and the Committee, and amendments thereto shall apply to the eligible employees of the Affiliate. In the event the designation is revoked by the board of directors of an Affiliate, the Plan shall be deemed terminated only with respect to such Affiliate. For the purposes hereof, "Affiliate" means each direct and indirect affiliated company that directly or through one or more intermediaries, controls, is controlled by, or is under common control with NU.

                                   ARTICLE XI
                            CHANGE OF CONTROL OF NU

     1.  Change of Control of NU.

     As used herein, a "Change of Control" shall be deemed to have occurred:

          (i) When any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), other than the Company, its affiliates, or any Company or NU employee benefit plan (including any trustee of such plan acting as trustee), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of NU representing more than 20% of the combined voting power of either (i) the then outstanding common shares of NU (the "Outstanding Common Shares") or (ii) the then outstanding voting securities of NU entitled to vote generally in the election of directors (the "Voting Securities"); or

          (ii) Individuals who, as of the beginning of any twenty-four month period, constitute the Trustees (the "Incumbent Trustees") cease for any reason to constitute at least a majority of the Trustees or cease to be able to exercise the powers of the majority of the Trustees, provided that any individual becoming a trustee subsequent to the beginning of such period whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the trustees then comprising the Incumbent Trustees shall be considered as though such individual were a member of the Incumbent Trustees, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Trustees of NU (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

                                      A2-14

          (iii) Consummation by NU of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Shares and Voting Securities immediately prior to such Business Combination do not, following consummation of all transactions intended to constitute part of such Business Combination, beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation, business trust or other entity resulting from or being the surviving entity in such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Common Shares and Voting Securities, as the case may be; or

          (iv) Consummation of a complete liquidation or dissolution of NU or sale or other disposition of all or substantially all of the assets of NU other than to a corporation, business trust or other entity with respect to which, following consummation of all transactions intended to constitute part of such sale or disposition, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Shares and Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Common Shares and Voting Securities, as the case may be, immediately prior to such sale or disposition.

     2.  Consequences of a Change of Control.

     (a) Notice and Acceleration. Upon a Change of Control, unless the Committee determines otherwise, (i) the Company shall provide each Grantee with outstanding Grants written notice of such Change of Control, (ii) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, (iii) the restrictions and conditions on all outstanding Restricted Stock shall immediately lapse, and (iv) Grantees holding Performance Units shall receive a payment in settlement of such Performance Units, in an amount determined by the Committee, based on the Grantee's target payment for the Performance Period and the portion of the Performance Period that precedes the Change of Control.

     (b) Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation.

     (c) Other Alternatives. Notwithstanding the foregoing, subject to subsection (d) below, in the event of a Change of Control, the Committee may take one or both of the following actions: the Committee may (i) require that Grantees surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee's unexercised

                                      A2-15

Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable, or (ii) after giving Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

     (d) Committee. The Committee making the determinations under this Article XI, Section 2(d) following a Change of Control must comprise the same members as those on the Committee immediately before the Change of Control. If the Committee members do not meet this requirement, the automatic provisions of Subsections (a) and (b) shall apply, and the Committee shall not have discretion to vary them.

     (e) Limitations. Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Subsection (c) above) that would make the Change of Control ineligible for pooling of interests accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

                                  ARTICLE XII
                           AMENDMENT AND TERMINATION

     1.  Amendment and Termination of the Plan.

     (a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without shareholder approval if such approval is required by section 422 of the Code or section 162(m) of the Code.

     (b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.

     (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Article XI, Section 2(c). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.

     (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

                                  ARTICLE XIII
                                 MISCELLANEOUS

     1.  Grants in Connection with Corporate Transactions and
Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company, or for

                                      A2-16
other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

     2. Compliance with Law. The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable Grants under the Plan comply with the applicable provisions of sections 162(m) and 422 of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 162(m) or 422 of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 162(m) or 422 of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

     3. Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of Connecticut.

     4. Disclaimer of Liability. The Declaration of Trust of NU provides that no shareholder of NU shall be held to any liability whatever for the payment of any sum of money, or for damages or otherwise under any contract, obligation or undertaking made, entered into or issued by the Board or by any officer, agent or representative elected or appointed by the Board, and no such contract, obligation or undertaking shall be enforceable against the Board or any of them in their or his or her individual capacities or capacity and all such contracts, obligations and undertakings shall be enforceable only against the Board as such, and every person or entity, having any claim or demand arising out of any such contract, obligation or undertaking shall look only to the trust estate for the payment or satisfaction thereof.

                                      A2-17

PROXY                        NORTHEAST UTILITIES                         PROXY


            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- MAY 12, 1998


The undersigned appoints MICHAEL G. MORRIS and WILLIAM J. PAPE II, and either of them, proxies of the undersigned, with power of substitution, to act for and to vote all common shares of the undersigned at the Annual Meeting or Shareholders of Northeast Utilities to be held on May 12, 1998, and any adjournment thereof, upon the matters set forth in the notice of said meeting as indicated below. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

When properly executed, this proxy will be voted as specified by the undersigned. Unless otherwise instructed, this proxy will be voted FOR proposals 1, 2, 3, 4 and 5.


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

                                     (OVER)

AD5955-1 REV. 1-98

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4 AND 5.

1. Fix the number of Trustees at nine.

                    [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

2. Election of the nine Trustees nominated.

           [ ] FOR     [ ] FOR ALL EXCEPT AS MARKED     [ ] WITHHELD

   TO VOTE FOR ALL NOMINEES, MARK THE "FOR" BOX. TO WITHHOLD VOTING FOR A PARTICULAR NOMINEE(S), MARK THE "FOR ALL EXCEPT AS MARKED" BOX AND STRIKE A LINE THROUGH THE NAME OF THE NOMINEE(S) IN THE LIST BELOW. TO WITHHOLD VOTING ON ALL NOMINEES, MARK THE "WITHHELD" BOX.

   Cotton Mather Cleveland, William F. Conway, E. Gail de Planque, Elizabeth T. Kennan, Michael G. Morris, William J. Pape II, Robert E. Patricelli, John F. Swope, John F. Turner.

3. Approval of Employee Share Purchase Plan.

                    [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

4. Approval of Incentive Plan.

                    [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

5. Ratification of Arthur Andersen LLP as independent auditors for 1998.

                    [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

               The undersigned hereby acknowledges receipt of notice of meeting and related proxy statement.

               Date...............................................1998

               SIGNED.................................................

               SIGNED.................................................

               Please sign in the same form as name appears hereon. If the shares are registered in more than one name, each joint owner or fiduciary should sign. Fiduciaries and corporate officers should indicate their titles.


               I PLAN TO ATTEND THE MEETING.        [ ] YES     [ ] NO